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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OCERA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

525 UNIVERSITY AVENUE, SUITE 610
PALO ALTO, CALIFORNIA 94301

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        The Board of Directors of OCERA THERAPEUTICS, INC. (referred to herein as "Ocera," the "Company," "we," "us" or "our") is soliciting your proxy to vote at the Company's 2016 Annual Meeting of Stockholders (referred to herein as, the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on June 14, 2016 at 1:00 p.m. Pacific Time at the Company's offices located at 525 University Avenue, Suite 1350, Palo Alto, California 94301.

        At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of 2016 Annual Meeting of Stockholders and proxy statement.

        Our Board of Directors has fixed the close of business on April 21, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment or postponement of the Annual Meeting.

        This Notice of 2016 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2015 Annual Report (referred to herein collectively as the "Proxy Materials") provides information that you should read before you vote on the proposals that will be presented at the Annual Meeting. The Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is being mailed to all beneficial owners entitled to vote at the Annual Meeting for the first time on or about April 25, 2016. In addition, on or about April 25, 2016, we will begin mailing the Proxy Materials to all stockholders of record entitled to vote at the Annual Meeting as of the record date.

        We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet or by telephone. You may also vote by mail by requesting a printed copy of the Proxy Materials and then by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.

        We look forward to seeing you at the Annual Meeting.

Sincerely yours,
Linda S. Grais, M.D. President and Chief Executive Officer

Palo Alto, California
April 22, 2016

525 UNIVERSITY AVENUE, SUITE 610
PALO ALTO, CALIFORNIA 94301

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Date and Time:	Tuesday, June 14, 2016 at 1:00 p.m. Pacific Time
Place:	Ocera Therapeutics, Inc. 525 University Avenue Suite 1350 Palo Alto, California 94301
Items of Business:	(1)
To elect the following seven (7) nominees to our Board of Directors as directors, each to hold office until the Company's 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal:

Eckard Weber, M.D.	Linda S. Grais, M.D.
Steven P. James	Nina Kjellson
Michael Powell, Ph.D.	Anne M. VanLent
Wendell Wierenga, Ph.D.

	(2)	To hold a non-binding, advisory vote on the compensation of our named executive officers;
	(3)	To hold a non-binding, advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;
	(4)	To approve the Company's Fourth Amended and Restated 2011 Stock Option and Incentive Plan, which includes, among other things, an increase in the number of shares reserved for issuance by 1,400,000;
	(5)	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for our 2016 fiscal year; and
	(6)	To transact such other business as may properly be brought before the meeting.
Record Date:	Stockholders of record as of the close of business on April 21, 2016 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.
Voting:
Your vote is important. Even if you plan to attend the Annual Meeting, you are urged to vote your shares by proxy before the meeting. To vote by proxy, please follow the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors
Linda S. Grais, M.D. Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 14, 2016: This notice of the 2016 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2015 Annual Report are available at www.cstproxy.com/ocerainc/2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

        We have sent you the Notice of Internet Availability or Proxy Materials, as applicable, because the Board of Directors of Ocera Therapeutics, Inc., sometimes referred to herein as the Company or Ocera, is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. We intend to mail the Notice of Internet Availability on or about April 25, 2016 to all beneficial owners entitled to vote at the Annual Meeting. The Notice of Internet Availability instructs stockholders as to how they may: (i) access and review all of the Proxy Materials through the Internet; (ii) submit their proxy; and (iii) receive printed proxy materials. Also on or about April 25, 2016, printed Proxy Materials, including our 2016 Proxy Statement and our Annual Report on Form 10-K for 2015, will be mailed to all stockholders of record entitled to vote at the Annual Meeting. On the mailing date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.cstproxy.com/ocerainc/2016.

        Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions included in the Notice of Internet Availability. Providing future proxy materials electronically by e-mail saves some of the costs associated with printing and delivering the materials and reduces the environmental impact of our annual meetings. An election to receive proxy materials electronically by e-mail will remain in effect until such time as the stockholder elects to terminate it.

How do I attend the Annual Meeting?

        The meeting will be held on Tuesday, June 14, 2016 at 1:00 p.m. Pacific Time at the Company's offices located at 525 University Avenue, Suite 1350, Palo Alto, California 94301. A map with driving directions to the Annual Meeting appears on the back cover of this proxy statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 21, 2016 will be entitled to vote at the Annual Meeting.

  Stockholder of Record: Shares Registered in Your Name

        If on April 21, 2016 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by telephone or through the Internet to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 21, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are five (5) matters scheduled for a vote:

  (1)
  To elect the following seven (7) nominees to our Board of Directors as directors, each to hold office until the Company's 2017 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal:

Eckard Weber, M.D.	Linda S. Grais, M.D.
Steven P. James	Nina Kjellson
Michael Powell, Ph.D.	Anne M. VanLent
Wendell Wierenga, Ph.D.
  (2)
  To hold a non-binding, advisory vote on the compensation of our named executive officers;

  (3)
  To hold a non-binding, advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

  (4)
  To approve the Ocera Therapeutics, Inc. Fourth Amended and Restated 2011 Stock Option and Incentive Plan, which includes, among other things, an increase in the number of shares reserved for issuance by 1,400,000; and

  (5)
  To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for our 2016 fiscal year.

What if another matter is properly brought before the meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "for" or "against" or "abstain" from voting. The procedures for voting are simple:

        Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank, trustee, or nominee. In most cases, you will be able to do this by telephone, through the Internet, or by mail. If you are a stockholder of record, please refer to the summary instructions on the proxy card included with your Proxy Materials or the instructions on how to vote contained in the Notice of Internet Availability. If you hold your shares in street name, the voting instructions will be communicated to you by your broker, bank, trustee, or nominee. The Notice of Internet Availability also provides instructions on how you can request a printed copy of the proxy materials and proxy card if you desire.

        By Telephone or through the Internet—If you have telephone or Internet access, you may submit your proxy by following the instructions included with your Proxy Materials or, if you requested a printed copy of the Proxy Materials, on the proxy card. If you provide specific voting instructions, your shares will be voted as you have instructed.

        The telephone and Internet proxy voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on June 13, 2016, unless the meeting is postponed or adjourned, in which case such voting facilities may remain open or be reopened until the day before the postponed or adjourned meeting.

        The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or nominee. Therefore, we recommend that you follow the voting instructions in the materials provided to you from your broker, bank, trustee, or nominee.

        If you vote by telephone or through the Internet, you do not have to return a proxy card or voting instruction card.

        The telephone and Internet proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend the Annual Meeting in person.

        By Mail—If you requested a printed copy of the Proxy Materials, you may submit your proxy by mail by signing the proxy card or, for shares held in street name, by following the voting instruction card included by your broker, bank, trustee, or nominee and mailing it in the postage-paid envelope that is included. If you provide specific voting instructions, your shares will be voted as you have instructed.

Why did I receive the Notice of Internet Availability in the mail instead of printed proxy materials?

        We have implemented the Notice and Access Rule enacted by the SEC for distribution of materials for the Annual Meeting. Accordingly, we are sending a Notice of Internet Availability to many of our beneficial owners. All stockholders will be able to access the Proxy Materials (2016 Proxy Statement and the 2015 Annual Report to Stockholders, including our Annual Report on Form 10-K) through the Internet at the website address noted on the Notice of Internet Availability. We believe that the electronic availability of materials is an appropriate proxy communication solution that will allow us to provide our stockholders with the materials they need, while lowering the cost of delivery and reducing the environmental impact of our annual meetings. Stockholders may request to receive printed copies of the proxy materials.

How can I access the proxy materials electronically?

        The Notice of Internet Availability provides you with instructions regarding how to view our proxy materials through the Internet. Specifically, you may view a copy of the proxy materials, including an electronic copy of our 2015 Annual Report to Stockholders, on the Internet by visiting www.cstproxy.com/ocerainc/2016.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 21, 2016.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" all the nominees to the Board of Directors and "For" Proposals 2, 3, 4 and 5. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        The Company will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials or Notices of Internet Availability, as applicable, to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of Proxy Materials or more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the Proxy Materials or the Notice of Internet Availability, as applicable, to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to our Secretary at 525 University Avenue, Suite 610, Palo Alto, California 94301.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

        Your most current proxy card is the one that is counted.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

        All votes will be counted by the inspector of election appointed for the meeting, who will separately count (i) for Proposal No. 1 (the proposal to elect directors), votes "for" and "withhold" votes, (ii) for Proposal No. 3 (say on frequency), votes for "every year", "every two years", "every three years" and "abstain" and for all other proposals, votes "for", "against", "abstain", and if applicable, broker non-votes.

        With respect to Proposal No. 1 (Election of Directors), you may vote "for" or "withhold" authority to vote for each of the nominees for the Board of Directors. If you "withhold" authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.

        With respect to Proposal Nos. 2, 4 and 5, you may vote "for," "against" or "abstain" from voting on the proposal. If you "abstain" from voting with respect to a proposal, your vote will not be counted towards the vote for each proposal, and will have no effect on the proposals. Broker non-votes, if applicable, will have no effect on the vote for these proposals.

        With respect to Proposal No. 3, you may vote to approve the frequency of holding non-binding advisory votes to approve our named executive officer compensation "every year," "every two years," "every three years" or you may "abstain." If you "abstain" from voting with respect to this proposal, your vote will have no effect for that proposal. Broker non-votes will have no effect on the vote for these proposals.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," or "discretionary" but not with respect to "non-routine" matters.

How many votes are needed to approve each proposal?

  1.
  Proposal No. 1 (Election of Directors)—To be approved, the directors shall be elected by a plurality of the votes cast (meaning that the seven (7) director nominees who receive the highest number of shares voted "for" their election are elected) and are to serve until our 2017 annual meeting of stockholders and until their successors are duly elected and qualified. If you "withhold" your vote with respect to one or more of the nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Proposal No. 1 is not considered to be a routine or discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker "non-votes." Broker non-votes will be disregarded and will have no effect on the outcome of this proposal.

  2.
  Proposal No. 2 (The advisory vote on compensation of our named executive officers)—To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as described in this proxy statement the affirmative vote of the majority of the votes cast (meaning the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal) either in person at the Annual Meeting or by proxy is required. Proposal No. 2 is not considered to be a routine or discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker "non-votes." Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

  3.
  Proposal No. 3 (The advisory vote on the frequency of future advisory votes on the compensation of our named executive officers)—To approve an advisory (non-binding) proposal regarding how frequently advisory votes on the compensation of our named executive officers, such as Proposal No. 2, will occur requires a plurality of the votes cast for the three frequency options presented at the Annual Meeting. The frequency option that receives the most affirmative votes of all the votes cast on Proposal No. 3 is the frequency that will be deemed recommended by the Company's stockholders. Proposal No. 3 is not considered to be a routine or discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker "non-votes." Abstentions and broker non-votes are not considered votes cast, and will have no effect in determining the frequency option that is recommended by the stockholders.

  4.
  Proposal No. 4 (The approval of the Ocera Therapeutics, Inc. Fourth Amended and Restated 2011 Stock Option and Incentive Plan)—To approve the Ocera Therapeutics, Inc. Fourth Amended and Restated 2011 Stock Option and Incentive Plan the affirmative vote of the majority of the votes cast (meaning the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal) either in person at the Annual Meeting or by proxy is required. Proposal No. 4 is not considered to be a routine or discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker "non-votes." Abstentions and broker non-votes will not be counted as "votes cast" and will therefore have no effect on the proposal.

  5.
  Proposal No. 5 (Ratification of the selection of Ernst & Young LLP as our independent auditors for 2016)—To approve the ratification of the appointment of independent accountants requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal) either in person at the Annual Meeting or by proxy. Proposal No. 5 is considered to be a routine or discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. As a result, no broker non-votes are expected to exist in connection with this proposal. Abstentions and broker non-votes, if any, will not be counted as "votes cast" and will therefore have no effect on the proposal.

What are the Board of Directors' recommendations?

        The Board of Directors unanimously recommends that you vote your shares as follows:

  •
  FOR each of the seven (7) nominees to the Board of Directors (Proposal No. 1);

  •
  FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2);

  •
  FOR "EVERY YEAR" for the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 3);

  •
  FOR the approval of the Ocera Therapeutics, Inc. Fourth Amended and Restated 2011 Stock Option and Incentive Plan, which includes, among other things, an increase in the number of shares reserved for issuance by 1,400,000 (Proposal No. 4); and

  •
  FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2016 (Proposal No. 5).

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K

What is "householding" and how does it affect me?

        We have adopted a procedure, approved by the Securities and Exchange Commission (the "SEC"), called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice of Internet Availability or Proxy Materials, as applicable, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding, and who have opted to receive printed copies of the Proxy Materials, will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or the Proxy Materials, as applicable, or if you hold Ocera stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Continental Stock Transfer & Trust Company by mail at 17 Battery Place, New York, NY 10004.

        If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as applicable, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Continental as indicated above.

        If you are a beneficial owner, you can request information about householding from the organization that holds your shares.

What proxy materials are available on the Internet?

        The letter to stockholders, notice of annual meeting, proxy statement, Form 10-K and annual report to stockholders are available at www.cstproxy.com/ocerainc/2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us concerning the beneficial ownership of our common stock as of March 31, 2016 for:

  •
  each person known by us to beneficially own more than 5% of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 31, 2016;

  •
  each of our directors;

  •
  each of our named executive officers who are listed under "Executive Officers" below; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of our common stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of March 31, 2016, whether through the exercise of options, warrants or otherwise. Applicable percentages are based on 21,307,129 shares outstanding on March 31, 2016, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each beneficial owner named in the table is c/o Ocera Therapeutics, Inc., 525 University Avenue, Suite 610, Palo Alto, California 94301.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
More than 5% Stockholders
Domain Associates, LLC and affiliates(1) One Palmer Square Princeton, New Jersey 08542	2,956,648	13.88%
Thomas, McNerney & Partners, L.P. and affiliates(2) One Stamford Plaza 263 Tresser Boulevard, Suite 1600 Stamford, Connecticut 06901	2,492,986	11.70%
Great Point Partners, LLC and affiliates(3) 165 Mason Street, 3rd Floor Greenwich, Connecticut 06830	2,059,708	9.67%
InterWest Partners and affiliates(4) 2710 Sand Hill Road, Suite 200 Menlo Park, California 94025	1,360,779	6.39%
Venrock Healthcare Capital Partners, L.P.(5)	1,885,668	8.85%
QVT Financial LP(6) 1177 Avenue of the Americas, 9th Floor New York, New York 10036	1,058,787	4.97%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Linda S. Grais, M.D.(7)	521,580	2.45%
Gaurav Aggarwal, M.D.(8)	135,455	*
Rajiv Patni, M.D.(9)	5,050	*
Michael Byrnes(10)	71,420	*
Eckard Weber, M.D.(1)(11)	395,588	1.86%
Steven P. James(12)	17,499	*
Nina Kjellson(13)	32,916	*
Michael Powell, Ph.D.(14)	50,869	*
Anne M. VanLent(15)	37,651	*
Wendell Wierenga, Ph.D.(16)	36,249	*
All executive officers and directors as a group (10 persons)(17)	1,299,227	6.10%

*
Represents beneficial ownership of less than one percent of our common stock.

(1)
Consists of (i) 988,285 shares held by Domain Partners VIII, L.P. ("DP VIII"), (ii) 7,333 shares held by DP VIII Associates, L.P. ("DP VIII Associates"), (iii) 1,897,336 shares held by Domain Partners VI, L.P. ("DP VI"), including 40,300 shares issuable upon exercise of warrants, (iv) 15,731 shares held by DP VI Associates, L.P. ("DP VI Associates"), and (v) 47,963 shares held by Domain Associates, LLC ("DA"). The principal business of each of DP VIII, DP VIII Associates, DP VI and DP VI Associates is that of a private investment partnership. The sole general partner of DP VIII and DP VIII Associates is One Palmer Square Associates VIII, LLC, a Delaware limited liability company ("OPSA VIII"). The principal business of OPSA VIII is that of acting as the general partner of DP VIII and DP VIII Associates. The sole general partner of DP VI and DP VI Associates is One Palmer Square Associates VI, LLC, a Delaware limited liability company ("OPSA VI"). The principal business of OPSA VI is that of acting as the general partner of DP VI and DP VI Associates. The principal business of DA is that of a venture capital management company. James C. Blair, Brian H. Dovey, Jesse I. Treu, Kathleen K. Schoemaker, Brian K. Halak, Nicole Vitullo and Kim P. Kamdar are the managing members of DA, OPSA VI and OPSA VIII, and have shared voting and dispositive power over the shares beneficially owned by DP VIII, DP VIII Associates, DP VI, DP VI Associates and DA. Eckard Weber, M.D., the Chairman of the Company's board of directors, is an employee of Domain Associates and a member of One Palmer Square Associates VI, L.L.C. Dr. Weber has no voting or investment control with respect to any of the above noted holdings. Dr. Weber disclaims beneficial ownership of the shares reflected above as beneficially owned by Domain Associates, Domain Partners, and DP Associates except to the extent (if any) of his pecuniary interest therein. With respect to the ownership information relating to stockholders affiliated with Domain Associates, LLC, we have relied on information supplied by DP VIII on Schedule 13D filed with the Securities and Exchange Commission on July 25, 2013.

(2)
Consists of (i) 1,691,350 shares of common stock by Thomas, McNerney & Partners, L.P. ("TMP"); (ii) 6,319 shares of Common Stock held of record by TMP Associates, L.P. ("TMPA"); (iii) 59,641 shares of Common Stock held of record by TMP Nominee, LLC ("TMPN"); (iv) 687,176 shares of Common Stock held of record by Thomas, McNerney & Partners II, L.P. ("TMP II"); (v) 2,578 shares of Common Stock held of record by TMP Associates II, L.P. ("TMPA II"); (vi) 7,178 shares of Common Stock held of record by TMP Nominee II, LLC ("TMPN II"); (vii) 37,909 shares of Common Stock that may be purchased pursuant to warrants held by TMP; (viii) 141 shares of Common Stock that may be purchased pursuant to warrants held by TMPA; and (ix) 694 shares of Common Stock that may be purchased pursuant to warrants held by TMPN. Thomas, McNerney & Partners, LLC ("TMP LLC"), the general partner of TMP and TMPA, has voting and dispositive power over the shares held by TMP and TMPA. In addition, TMPN has entered into an agreement with TMP LLC that directs TMPN to vote and dispose of securities in the same manner as directed by TMP LLC with respect to the shares held by TMP and TMPA. Thomas, McNerney & Partners II, LLC ("TMP II LLC"), the general partner of TMP II and TMPA II, has voting and dispositive power over the shares held by TMP II and TMPA II. In addition, TMPN II has entered into an agreement with TMP II LLC that directs TMPN II to vote and dispose of securities in the same manner as directed by TMP II LLC with respect to the shares held by TMP II and TMPA II. James E. Thomas and Peter McNerney are the managers of TMPN II and have shared voting and dispositive power over such securities, provided that they are obligated to exercise such power in the same manner as TMP II LLC votes and disposes of the securities of the Issuer over which TMP II LLC exercises voting and dispositive power. James E. Thomas, and Peter McNerney, are the managers of TMPN and have shared voting and dispositive power over such securities, provided that they are obligated to exercise such power in the same manner as TMP LLC votes and disposes of the securities of the Issuer over which TMP LLC exercises voting and dispositive power. James E. Thomas is the sole manager of TMP LLC and TMP II LLC. With respect to the ownership information relating to stockholders affiliated with TMP, we have relied on information supplied by TMP on a Schedule 13D filed with the Securities and Exchange Commission on February 17, 2016 and other information known by the Company.

(3)
Consists of (i) 816,079 shares held by Biomedical Value Fund, L.P. ("BVF"), including 45,841 shares issuable pursuant to common stock purchase warrants, (ii) 594,151 shares held by Biomedical Offshore Value Fund, Ltd. ("BOVF"), including 25,981 shares issuable pursuant to common stock purchase warrants, (iii) 33,107 shares held by Biomedical Institutional Value Fund, L.P. ("BIVF"), including 11,770 shares issuable pursuant to common stock purchase warrants, (iv) 470,683 shares held by Class D Series of GEF-PS, LP ("GEF-PS"), including 19,202 shares issuable pursuant to common stock purchase warrants, (v) 49,757 shares held by WS Investments II, LLC ("WS"), including 2,765 shares issuable pursuant to common stock purchase warrants, and (vi) includes 95,931 shares underlying warrants and excludes 9,628 shares underlying warrants collectively owned by Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd., Biomedical Institutional Value Fund, L.P., Class D Series of GEF-PS, LP and WS Investments II, LLC. Great Point Partners, LLC ("Great Point") is the investment manager of BVF, BOVF, BIVF, GEF-PS and WS, and by virtue of such status may be deemed to be the beneficial owner of such shares. The provisions of the warrants described above restrict the exercise of such warrants to the extent that, after giving effect to such exercise, the holder of the warrants and its affiliates and any other person or entities with which such holder would constitute a group would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise (the "Ownership Cap"). Therefore, Great Point and its affiliates could be deemed to beneficially own such number of shares underlying such warrants as would result in total beneficial ownership by such reporting persons up to the Ownership Cap. Jeffrey R. Jay, M.D. is the senior managing member of Great Point and David Kroin is the special managing member of Great Point, and each has voting and investment power with respect to all such shares, and therefore may be deemed to be the beneficial ownership of such shares. Great Point, Jeffrey R. Jay, M.D and David Kroin disclaim beneficial ownership of such shares described above, except to the extent of their respective pecuniary interests. With respect to the ownership information relating to stockholders affiliated with Great Point, we have relied on information supplied by Great Point on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 16, 2016.

(4)
Consists of 1,360,779 shares held by InterWest Partners IX, L.P. ("InterWest IX"), including 94,762 shares issuable pursuant to common stock purchase warrants and 17,953 shares issuable upon exercise of a stock option held by InterWest IX. InterWest Management Partners IX, LLC ("IMP IX") serves as the general partner of InterWest IX. Philip T. Gianos, W. Stephen

  Holmes III, Gilbert H. Kliman and Arnold L. Oronsky are Managing Directors of IMP IX, and Douglas A. Pepper, Bruce A. Cleveland and Khaled A. Nasr are Venture Members of IMP IX, and share voting and dispositive power over shares held by InterWest IX, and may be deemed to own beneficially the shares held by InterWest IX. Each of the Managing Directors and Venture Members of IMP IX disclaim beneficial ownership of the shares owned by InterWest IX except to the extent of their pro rata partnership interest therein. With respect to the ownership information relating to stockholders affiliated with InterWest Partners, we have relied on information supplied by InterWest IX on Schedule 13D filed with the Securities and Exchange Commission on November 13, 2013.

(5)
Consists of (i) 792,351 shares of common stock owned by Venrock Healthcare Capital Partners, L.P. ("VHCP"), including 118,981 shares underlying immediately exercisable warrants; (ii) 144,945 shares of common stock owned by VHCP Co-Investment Holdings, LLC ("VHCP Co-Investment"), including 21,765 shares underlying immediately exercisable warrants; (iii) 674,803 shares of common stock owned by Venrock Healthcare Capital Partners II, L.P. ("VHCP Management"); and (iv) 273,569 shares of common stock owned by VHCP Co-Investment Holdings II, LLC ("VHCP Management II"). VHCP Management is the general partner of VHCP and the manager of VHCP Co-Investment. VHCP Management II is the general partner of VHCP II and the manager of VHCP Co-Investment II. Messrs. Anders Hove and Bong Koh are the managing members of VHCP Management and VHCP Management II and have shared voting and dispositive power over such securities and may be deemed to own beneficially the shares held by VHCP, VHCP Co-Investment, VHCP Management, and VHCP Management II. With respect to the ownership information relating to stockholders affiliated with Venrock Healthcare Capital Partners, L.P., we have relied on information supplied by Venrock Healthcare Capital Partners, L.P. on Schedule 13G filed with the Securities and Exchange Commission on March 3, 2016.

(6)
Consists of 1,058,757 shares beneficially owned by QVT Financial LP ("QVT Financial"). QVT Financial is the investment manager for private investment funds (collectively, the "Funds"). The Funds aggregately own 1,058,757 shares of common stock and therefore QVT Financial may be deemed to be the beneficial owner of such shares. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Funds, may be deemed to beneficially own the aggregate number of shares of Common Stock owned by the Funds, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 1,058,757 shares of common stock. With respect to the ownership information relating to stockholders affiliated with QVT Financial LP, we have relied on information supplied by QVT Financial LP on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2016.

(7)
Shares for Dr. Grais consist of 63,000 shares of common stock and 458,580 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016.

(8)
Shares for Dr. Aggarwal consist of 20,000 shares of common stock and 115,455 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016.

(9)
Dr. Patni's employment ended with the Company effective June 1, 2015.

(10)
Shares for Mr. Byrnes consist of 10,000 shares of common stock and 61,420 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016.

(11)
Shares for Dr. Weber consist of 356,688 shares of common stock held indirectly by the Eckard Weber Living Trust and 38,900 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016.

(12)
Shares for Mr. James consist of 17,499 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016.

(13)
Shares for Ms. Kjellson consist of 32,916 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016.

(14)
Shares for Dr. Powell consist of 50,869 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016. Additionally, Sofinnova Ventures, Inc. and its affiliates beneficially owned 854,735 shares of our common stock as of March 31, 2016, which consists of (i) 705,368 shares held by Sofinnova Venture Partners VI, L.P. ("SVP VI"), including 18,374 shares subject to currently exercisable warrants, (ii) 9,615 shares held by Sofinnova Venture Affiliates VI, L.P. ("SVA VI"), including 251 shares subject to currently exercisable warrants, (iii) 139,752 shares held by Sofinnova Venture Partners VI GmbH & Co. KG ("SVP VI KG"), including 3,640 shares subject to currently exercisable warrants, and (iv) 17,953 shares held by Dr. Michael F. Powell. Sofinnova Management VI, L.L.C. ("SM VI") is the general partner of SVP VI and SVA VI and the managing limited partner of SVP VI KG. The principal business of each of SVP VI, SVA VI and SVP VI KG is to make investments in private and public companies, and the principal business of SM VI is to serve as the general partner of SVP VI, SVA VI and SVP VI KG. Alain L. Azan, Dr. Michael F. Powell, Dr. James I. Healy and Eric P. Buatois are the managing members of SM VI. SM VI, the general partner of SVP VI, SVA VI and SVP VI KG, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SVP VI SVA VI and SVP VI KG, and Alain L. Azan, Dr. Michael F. Powell, Dr. James I. Healy and Eric P. Buatois, the managing members of SM VI, may be deemed to have shared voting power to vote such shares. Dr. Powell is a director of the Company. Dr. Powell is a managing member of SM VI and disclaims beneficial ownership of the shares shown as beneficially owned by Sofinnova except to the extent of his pecuniary interest therein as a managing member of SM VI. Dr. Powell may be deemed to have sole power to vote and sole power to dispose of shares of the Issuer directly owned by him. With respect to the ownership information relating to stockholders affiliated with Sofinnova Ventures, Inc., we have relied on information supplied by SVP VI on Schedule 13D filed with the Securities and Exchange Commission on March 26, 2014.

(15)
Shares for Ms. VanLent consist of 37,651 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016.

(16)
Shares for Dr. Wierenga consist of 5,000 shares of common stock and 31,249 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016.

(17)
Includes 844,539 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016. This number includes all directors and executive officers as of March 31, 2016.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors of the Company currently consists of seven directors. Pursuant to the provisions of the Company's certificate of incorporation and amended and restated bylaws, each member of our Board of Directors is to be elected each year to hold office for one year until the annual meeting of stockholders after such election and under their respective successors shall have been duly elected and qualified. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee (referred to herein as, the "Nominating Committee"), has nominated the seven persons named below, and the Board of Directors also recommends that the stockholders elect all of the Board of Directors' director nominees at this year's Annual Meeting to serve until our 2017 Annual Meeting of Stockholders. The proxies solicited by this Proxy Statement cannot be voted for more than seven nominees at the Annual Meeting. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the proxy holders may vote for a substitute nominee chosen by the present Board of Directors to fill the vacancy. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

        Biographical information and the attributes, skills and experience of each nominee that led our Nominating Committee and Board of Directors to determine that each person should serve as a director are discussed below.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL ON PROPOSAL NO. 1 TO ELECT EACH OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

BOARD OF DIRECTORS

        The following information is furnished with respect to each of our directors, which information is as of March 31, 2016. The Board of Directors set the number of directors at seven directors, effective as of our 2015 Annual Meeting of Stockholders. Information about the number of shares of common stock beneficially owned by each director, directly and indirectly, appears previously under the heading "Security Ownership of Certain Beneficial Owners and Management."

MANAGEMENT DIRECTORS

Name	Age	Position
Linda S. Grais, M.D.	59	President, Chief Executive Officer and Director

        Linda S. Grais, M.D. has served as one of our directors and as our President and Chief Executive Officer since the date of the Merger, as a member of the board of directors of Private Ocera since January 2008 and as President and Chief Executive Officer of Private Ocera since June 2012. Prior to her employment by Private Ocera, Dr. Grais served as a Managing Member at InterWest Partners, a venture capital firm, from May 2005 until February 2011. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. She currently serves on the board of directors of Arca Biopharma, Inc. (NASDAQ:ABIO) and PRA Health Sciences (NASDAQ:PRAH). Dr. Grais received a B.A. from Yale University, magna cum laude, and Phi Beta Kappa, an M.D. from Yale Medical School and a J.D. from Stanford Law School. As President and Chief Executive Officer, Dr. Grais brings to our Board of Directors her diverse training and experience as both a medical doctor and a lawyer, her experience as a founder and senior executive of a pharmaceutical company, and her experience as an investor in new life sciences companies.

NON-MANAGEMENT DIRECTORS

Name	Age	Position
Eckard Weber, M.D.(1)	66	Chairman of the Board of Directors
Steven P. James(2)	57	Lead Independent Director
Nina Kjellson(2)(3)	41	Director
Michael Powell, Ph.D.(1)(3)	61	Director
Anne M. VanLent(1)(3)	68	Director
Wendell Wierenga, Ph.D.(2)	68	Director

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

(3)
Member of Nominating and Corporate Governance Committee.

        Eckard Weber, M.D. has served as the Chairman of our Board of Directors since the closing of the Merger. Mr. Weber was a co-founder of Private Ocera and served as Chief Executive Officer from February 2005 to August 2005, a member of its board of directors from its inception in December 2004 to July 2013, and as the chairman of Private Ocera's board of directors from 2004 to July 2013. Dr. Weber is also a partner with Domain Associates, L.L.C., a private venture capital management firm focused on life sciences, a position he has held since 2001. Dr. Weber is a member of the board of Orexigen Therapeutics, Inc. (NASDAQ:OREX) and chairman of the board of Tragara

Pharmaceuticals, Inc. Dr. Weber is a member of the board of directors of Adynxx, Inc., Alyrxx, Inc., and Tobira Therapeutics, Inc. (NASDAQ: TBRA). During the last five years, Dr. Weber served on the board of Atara Biotherapeutics, Inc. (NASDAQ:ATRA). Dr. Weber was chairman of Peninsula Pharmaceuticals, Inc. until the company was sold to Johnson & Johnson in 2005, chairman of Cerexa Inc. until the company was sold to Forest Laboratories, Inc. in January 2007, chairman of NovaCardia, Inc. until the company was sold to Merck in September 2007, chairman of Calixa Therapeutics until the company was sold to Cubist Pharmaceuticals in December 2009 and a board member of Conforma Therapeutics Corporation and Cabrellis Pharmaceuticals Corporation until they were sold to Biogen-IDEC, Inc. and Pharmion Corporation, respectively. Dr. Weber also has over 20 years of drug discovery and development experience and has been a consultant to biotechnology and pharmaceutical companies. Until 1995, he was a tenured Professor of Pharmacology at the University of California, Irvine. Dr. Weber is the inventor or co-inventor of numerous patents and patent applications, and has published over 130 papers in scientific periodicals. Dr. Weber holds an undergraduate degree from Kolping Kolleg in Germany and an M.D. from the University of Ulm Medical School in Germany. He received his postdoctoral training in neuroscience at Stanford University Medical School. We believe Dr. Weber adds significant value to our Board of Directors because of his operational, strategic and corporate leadership experience, and his experience as a founding chief executive officer and board member of, and consultant to, numerous biopharmaceutical companies.

        Steven P. James has served as our Lead Independent Director since September 2014. Mr. James is interim Chief Executive Officer and serves as chairman of the board of Precision Immune, a biopharmaceutical company developing oncology drugs. Mr. James served as the President and Founding Chief Executive Officer of Labrys Biologics, Inc., a private venture-backed start-up developing a monoclonal antibody against neuropeptide calcitonin gene related peptide (CGRP) for the prevention of chronic migraine, from December 2012 until the company was acquired by Teva Pharmaceuticals in July 2014. From October 2004 to December 2012, Mr. James served as President and Chief Executive Officer of KAI Pharmaceuticals, Inc. ("KAI"), which was acquired by Amgen in 2012. Prior to joining KAI, he held leadership positions at Exelixis, Inc., Sunesis Pharmaceuticals, Inc., and Isis Pharmaceuticals. Mr. James previously held business development, marketing and general management positions with Landec Corporation, California Biotechnology and Eli Lilly & Company. Mr. James holds a B.A. in Biology from Brown University and a Masters in Management from the Kellogg Graduate School of Management at Northwestern University. Mr. James also currently serves on the board of Oncothyreon Inc. (NASDAQ:ONTY) and is a member of the board of trustees of Middlebridge School in Rhode Island. We believe that Mr. James's extensive experience as an executive of pharmaceutical companies makes him a valuable member of our Board of Directors.

        Nina Kjellson has served as one of our directors since the closing of the Merger. Ms. Kjellson served as a member of the board of directors of Private Ocera from June 2011 to July 2013. Ms. Kjellson is a managing director at Canaan Partners, a venture capital firm, where she has been employed since July 2015. From June 2002 to July 2015, she served as a principal and General Partner at InterWest Partners, venture capital firm. From June 2000 to June 2002, she served as an investment manager at Bay City Capital, a life sciences merchant bank, and from October 1999 to June 2000, as a research associate at Oracle Partners, a healthcare-focused hedge fund. From August 1997 to September 1999, Ms. Kjellson conducted health policy and survey research with the Kaiser Family Foundation, a private foundation focusing on healthcare issues. She holds a B.A. in Human Biology from Stanford University. Ms. Kjellson also served on the board of directors of Trius Therapeutics, Inc., a biopharmaceutical company focused on the discovery, development and commercialization of antibiotics for serious infections formerly listed on the NASDAQ, from February 2007 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. We believe Ms. Kjellson's extensive healthcare investment experience, knowledge of financial markets and expertise in biopharmaceuticals companies makes her a valuable member of our Board of Directors.

        Michael Powell, Ph.D.    has served as one of our directors since the closing of the Merger. Dr. Powell served as a member of the board of directors of Private Ocera from June 2006 to July 2013. Dr. Powell has been a managing general partner of Sofinnova Ventures, a venture capital firm, since 1997. From 1990 to 1997, Dr. Powell served as group leader of drug delivery at Genentech, Inc. From 1987 to 1990, he was the director of product development for Cytel Corporation, a biotechnology firm. He is an adjunct professor at the University of Kansas. Dr. Powell is currently the board president of AVAC (AIDS Vaccine Advocacy Coalition) and a past strategic advisor to OneWorld Health and to the IAVI (International AIDS Vaccine Initiative) Innovation Fund. Within the past five years, Dr. Powell served on the board of directors of each of Trius Therapeutics, Inc. (NASDAQ:TSRX) and Orexigen Therapeutics, Inc. (NASDAQ:OREX), and currently serves on the board of directors of several private companies, including Ascenta Therapeutics and Mirna Therapeutics. Dr. Powell holds a B.S. in chemistry and a Ph.D. in physical chemistry from the University of Toronto, and completed his post-doctorate work in bio-organic chemistry at the University of California. We believe that Dr. Powell's leadership and corporate governance experience from his experience with life sciences companies and his service on the boards of directors of other private and public companies, including his service on other audit and nominating and corporate governance committees, qualify him, to serve on the Company's Board of Directors.

        Anne M. VanLent has served as one of our directors since March 2011. Ms. VanLent is currently the President of AMV Advisors, a company which she founded in May 2008 to provide corporate strategy and financial consulting services to emerging growth life sciences companies. From May 2002 through April 2008, Ms. VanLent was the Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a company that developed and marketed prescription dermatology products that was publicly-traded before being acquired by Stiefel Laboratories in August 2008. From July 1997 to October 2001, she was the Executive Vice President—Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as the Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a publicly-traded biopharmaceutical company. Ms. VanLent also currently serves as a director of, and chair of the audit and compliance committees of Aegerion Pharmaceuticals, Inc. (NASDAQ:AEGR), as lead independent director of, chair of the audit committee of and a member of the nominating and corporate governance committee of Aviragen Therapeutics, Inc. (NASDAQ:AVIR), and as a director of, chair of the audit committee of and a member of the compensation committee of Onconova Therapeutics, Inc. (NASDAQ:ONTX). Within the past five years, Ms. VanLent formerly served on the board of directors of Integra Life Sciences Holding Corporation (NASDAQ:IART). Ms. VanLent received a B.A. degree in Physics from Mount Holyoke College. We believe that Ms. VanLent's significant management experience in both public and private life sciences companies as well as expertise in financial and accounting matters makes her a valuable member of our Board of Directors and enables her to serve as our audit committee financial expert.

        Wendell Wierenga, Ph.D. has served as one of our directors since December 2013. Dr. Wierenga has served on the boards of directors of eight biotech companies including Onyx Pharmaceuticals Inc., which was listed on the NASDAQ until its acquisition by Amgen Inc. in October 2013, and currently, Anacor Pharmaceuticals Inc. (NASDAQ:ANAC), Cytokinetics, Incorporated (NASDAQ:CYTK), XenoPort, Inc. (NASDAQ:XNPT), Concert Pharmaceuticals, Inc. (NASDAQ:CNCE) and Apricus Biosciences, Inc. (NASDAQ:APRI). Dr. Wierenga has also been a member of the scientific advisory board of seven biotech and pharmaceutical companies. Most recently, Dr. Wierenga was executive vice president, research and development at Santarus, Inc. ("Santarus") from June 2011 until January 2014. Prior to joining Santarus in June 2011, he was executive vice president of research and development at Ambit Biosciences, Inc., a biopharmaceutical company engaged in the discovery and development of small-molecule kinase inhibitors, since January 2007. Dr. Wierenga served as executive vice president of research and development at Neurocrine Biosciences, Inc., a biopharmaceutical company developing therapeutics for neuropsychiatric, neuroinflammatory and neurodegenerative diseases, from 2003 to

2007. From 2000 to 2003, Dr. Wierenga was chief executive officer of Syrrx, Inc. ("Syrrx"), a company focused on small-molecule drug compounds. Prior to joining Syrrx, from 1990 to 2000, he was senior vice president of worldwide pharmaceutical sciences, technologies and development at Parke-Davis, a division of Warner Lambert Co., a pharmaceutical company, acquired by Pfizer Inc. in 2000. Prior to Parke-Davis, Dr. Wierenga worked at Upjohn Co., later Pharmacia & Upjohn, Inc., a pharmaceutical and biotechnology company, for 16 years in various positions, most recently as executive director of discovery research. Pfizer acquired Pharmacia & Upjohn, then named Pharmacia Corp., in 2002. Dr. Wierenga has led or participated in the research and development of more than 70 Investigational New Drugs, over 15 New Drug Applications and 16 marketed products, including Lipitor, Neurontin, Lyrica, and Uceris. Dr. Wierenga received a B.S. from Hope College and a Ph.D. in chemistry from Stanford University. Dr. Wierenga brings extensive experience working in various pharmaceutical companies as well as in background in pharmaceutical research, clinical development and regulatory matters to our Board of Directors.

Composition of our Board of Directors

        Our Board of Directors currently consists of seven members. Our current directors who were directors of Ocera prior to its merger with Tranzyme, Inc. in July 2013 were elected to the board pursuant to the board composition provisions of a voting agreement. These board composition provisions terminated upon closing of the merger and there are no contractual obligations regarding the election of our directors. Our Nominating and Corporate Governance Committee and Board of Directors now consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not limited to race, gender or national origin. We have no formal policy regarding the Board of Directors' diversity. Our Nominating and Corporate Governance Committee's and Board of Directors' priority in selecting Board members is identification of persons who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our growth strategy.

        Director Independence.    As required under The NASDAQ Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company's counsel to ensure that the Board of Directors' determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time. Our Board of Directors has determined that all non-employee members of our Board of Directors, Eckard Weber, M.D., Steven P. James, Nina Kjellson, Michael Powell, Ph.D., Anne M. VanLent and Wendell Wierenga, Ph.D. are independent under the applicable rules and regulations of the Securities and Exchange Commission and NASDAQ. There are no family relationships among any of our directors or executive officers.

Board of Directors' Leadership Structure and Board of Directors' Role in Risk Oversight

        The positions of Chairman of the Board of Directors and Chief Executive Officer are presently separated and have historically been separated at our company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to her position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. This leadership structure also is preferred by a significant number of our stockholders. Additionally, in September 2014, our Board of Directors appointed Steven P. James as our Lead Independent Director. As Lead Independent Director, Mr. James presides at all executive sessions of the independent directors and at all meetings at which the Chairman of the Board is not present. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

        While our amended and restated bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having limited commercial manufacturing experience, marketing or sales capability or experience and dependence on key personnel as more fully discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Committees of Our Board of Directors

        Our Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board of Directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, NASDAQ and the Securities and Exchange Commission rules and regulations. A brief description of these committees and their current membership follows.

        Compensation Committee.    The current members of our Compensation Committee are Steven P. James, who is the chair of the committee, Nina Kjellson and Wendell Wierenga, Ph.D. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of the SEC and NASDAQ and is a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is an outside director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. In 2015, our Compensation Committee met three times, either in person or by conference telephone. You can find our

Compensation Committee charter on the "Investor Relations" page of our website, www.ocerainc.com, under the "Corporate Governance" tab. Our Compensation Committee's responsibilities include:

  •
  reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

  •
  evaluating the performance of these officers in light of those goals and objectives;

  •
  reviewing and approving the compensation of these officers based on such evaluations;

  •
  reviewing and establishing our overall management compensation, philosophy and policy;

  •
  retaining, terminating and approving the compensation of any compensation advisers;

  •
  reviewing and approving our policies and procedures for the grant of equity-based awards;

  •
  reviewing and approving grants of awards under our incentive-based compensation plans and equity-based plans;

  •
  reviewing and making recommendations to the Board of Directors with respect to director compensation; and

  •
  reviewing and evaluating, at least annually, the performance of our Compensation Committee and its members, and reporting to the Board of Directors on the results of such evaluation.

        Audit Committee.    The current members of our Audit Committee are Anne M. VanLent, who is the chair of the committee, Eckard Weber, M.D., and Michael Powell, Ph.D. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Anne M. VanLent is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of our Audit Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. In 2015, the Audit Committee met 4 times, either in person or by conference telephone. You can find the Audit Committee charter on the "Investor Relations" page of our website, www.ocerainc.com, under the "Corporate Governance" tab. The Audit Committee's responsibilities include:

  •
  overseeing our corporate accounting and financial reporting process;

  •
  evaluating the independent auditors' qualifications, independence and performance;

  •
  determining the engagement of the independent auditors;

  •
  reviewing and approving the scope of the annual audit and the audit fee;

  •
  discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

  •
  approving the retention of the independent auditors to perform any proposed permissible non-audit services;

  •
  monitoring the rotation of partners of the independent auditors on our engagement team as required by law;

  •
  reviewing our critical accounting policies and estimates;

  •
  overseeing our internal audit function; and

  •
  annually reviewing the Audit Committee charter and the Audit Committee's performance.

        Nominating and Corporate Governance Committee.    The current members of our Nominating and Corporate Governance Committee are Anne M. VanLent, who is the chair of the committee, Nina Kjellson and Michael Powell, Ph.D. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. In 2015, the Nominating and Corporate Governance Committee met 5 times. You can find the Nominating and Corporate Governance Committee charter on the "Investor Relations" page of our website, www.ocerainc.com, under the "Corporate Governance" tab. The Nominating and Corporate Governance Committee responsibilities include:

  •
  making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors;

  •
  overseeing our corporate governance guidelines; and

  •
  reporting and making recommendations to our Board of Directors concerning governance matters.

        Other Committees.    Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has at any time been one of our officers or employees or had any relationship requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Communications with our Board of Directors or Individual Directors

        Our Board of Directors provides to every stockholder the ability to communicate with our Board of Directors, as a whole, and with individual directors in his or her capacity as a member of the Board. Stockholders may send such communications to the attention of the Chairman of our Board of Directors or the applicable individual director by facsimile to (650) 521-5677 or by U.S. mail (including courier or expedited delivery service) to our principal executive offices, at 525 University Avenue, Suite 610, Palo Alto, California 94301. We will forward all such stockholder communications to the Chairman of our Board of Directors, as a representative of our Board of Directors, or to the director to whom the communication is addressed.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

        Our Board of Directors has approved Corporate Governance Guidelines, and established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which operates in accordance with a charter that has been adopted by the Board of Directors. The Corporate Governance Guidelines, together with these charters, provide the framework for the governance of the Company. You may view our Corporate Governance Guidelines and the charters on our corporate website at www.ocerainc.com.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Accounting and Auditing Matters Open Door Policy

        We have adopted an Open Door Policy on Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. Information regarding the process for reporting such complaints is available on our website at www.ocerainc.com/contact.

Consideration of Director Candidates

        Our Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, use of professional search firms to identity potential candidates, meetings to evaluate potential candidates and interviews of selected candidates. The Company does not pay any fees to third parties to identify or evaluate potential nominees.

        In considering candidates for director, the Nominating and Corporate Governance Committee will consider the appropriate qualities, skills and characteristics desired of nominees for Board members in the context of the current make-up of the Board of Directors. The Board of Directors as a whole should collectively possess a diverse range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. The Nominating and Corporate Governance Committee considers all of these qualities, and with respect to existing directors, the director's past attendance at meetings and participation in, and contributions to, the activities of the Board of Directors and committees of the Board on which the director served, when selecting, subject to ratification by our Board of Directors, candidates for director.

        The Board of Directors does not have a policy with respect to the consideration of diversity in identifying director candidates. However, as noted above, the Board of Directors considers the diversity of the skills, expertise, industry and other knowledge, and business and other experience of the Board of Directors as a whole when evaluating director nominees.

        Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by following the procedures set forth below under "Stockholder Nominations." The Nominating Committee will evaluate stockholder recommended candidates in the same manner as it evaluates candidates recommended by others.

        Stockholder Nominations.    Our amended and restated bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Corporate Governance Committee also reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary in accordance with our bylaws and otherwise follow the procedures set forth in the bylaws. Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposals, see "Stockholder Proposals for 2016 Annual Meeting of Stockholders" below.

Related Person Transaction Policy

        Our Board of Directors has adopted a related person transaction policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. For more information regarding these transactions, see "Certain Relationships and Related Party Transactions" in this proxy statement.

Policy governing director attendance at annual meetings of stockholders

        Our policy is to encourage all of our directors to be present at our annual stockholder meetings.

Board and Committee Meetings

        The following table sets forth the number of meetings held during the fiscal year 2015 by the Board of Directors and by each committee thereof. Each of the directors, who were serving on our Board of Directors during fiscal year 2015, attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member during the time each such individual was a member of the Board of Directors.

Number of Meetings Held
Board of Directors	5
Audit Committee	4
Compensation Committee	3
Nominating and Corporate Governance	5

 DIRECTOR COMPENSATION

General

        On August 30, 2013, the Board of Directors adopted the Non-Employee Director Compensation Policy, which became effective on August 30, 2013 (referred to herein as the "2013 Non-Employee Director Compensation Policy") and on September 17, 2014, the Board of Directors amended and restated the Non-Employee Director Compensation Policy. On April 23, 2015, the Board of Directors again amended and restated the Non-Employee Director Compensation Policy (as amended and restated, the "Second Amended Non-Employee Director Compensation Policy") to extend the post-termination exercise period for stock options granted to non-employee directors. On March 31, 2016 the Board of Directors again amended and restated the Non-Employee Director Compensation Policy (as amended and restated the "Third Amended Non-Employee Director Compensation Policy") to increase the base compensation and the annual equity award for all non-employee directors and to increase annual compensation for the chair of the Audit Committee. The material terms of the Third Amended Non-Employee Director Compensation Policy are set forth below.

Non-Employee Director Compensation Policy

        The compensation arrangements for non-employee directors under the terms of the Third Amended Non-Employee Director Compensation Policy are as follows. Directors who are also our employees receive no additional compensation (beyond their regular employee compensation) for their services as directors.

Annual Amount($)
Annual Cash Retainer for each Board Member:	35,000
Additional Cash Retainer for the Chairman of the Board:	25,000
Additional Cash Retainer for the Lead Independent Director:	25,000
Audit Committee Chair:	17,500
Other Audit Committee Members:	7,500
Compensation Committee Chair:	10,000
Other Compensation Committee Members:	5,000
Nominating and Corporate Governance Committee Chair:	8,000
Other Nominating and Corporate Governance Committee Members:	4,000

        Under the terms of the Third Amended Non-Employee Director Compensation Policy, each newly elected non-employee director receives a one-time grant of an option to purchase 20,000 shares of our common stock promptly following election or appointment to the Board of Directors. These options vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the succeeding three year period, provided that the applicable non-employee director is, as of the applicable vesting date, then a director. In addition, each non-employee director is granted each year an option to purchase 12,500 shares of our common stock, provided that he or she is, as of the grant date, then a director of the Company. Each such option vests in equal monthly installments over the 12 month period commencing with the date of grant, provided that he or she is, as of the applicable vesting date, then a director. The Third Amended Non-Employee Director Compensation Policy provides that if a non-employee director ceases to be a director for any reason, any portion of such director's outstanding equity awards may be exercised, to the extent then exercisable, for a period of three years from such date or until the expiration date of the applicable option, if earlier.

        All non-employee directors receive reimbursement for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the respective committees on which they sit.

2015 Non-Employee Director Compensation Table

        The following table presents information regarding the compensation of our non-employee directors for the year ended December 31, 2015. Linda S. Grais, M.D., our President and Chief Executive Officer, serves on our Board of Directors but did not receive compensation for her service as a director and the compensation paid to Dr. Grais as an employee during the year ended December 31, 2015 is set forth in the "Summary Compensation Table" below.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)		Total ($)
Eckard Weber, M.D.	60,234		30,956	(6)	91,190
Jean-Paul Castaigne, M.D.(3)	19,849		—		19,849
Lars G. Ekman, M.D., Ph.D.(4)	14,011		—		14,011
Steven P. James	60,000		30,956	(6)	90,956
Nina Kjellson	37,489	(5)	30,956	(6)	68,445
Michael Powell, Ph.D.	47,125		30,956	(6)	78,081
Anne M. VanLent	51,000		30,956	(6)	81,956
Wendell Wierenga, Ph.D.	35,000		30,956	(6)	65,956

(1)
Amounts in this column represent fees earned under the under the Second Amended Non-Employee Director Compensation Policy for the year ended December 31, 2015.

(2)
Amounts in this column represent the grant date fair value of option granted to the non-employee directors during 2015, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (referred to herein, as "FASB ASC Topic 718"). These amounts do not necessarily correspond to the actual value that may be realized by the non-employee directors. The assumptions made in valuing the options reported in this column are discussed in our audited financial statements (Note 2), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in (Note 10), Stock Options included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC.

(3)
Effective as of June 18, 2015, Dr. Castaigne ceased to be a member of the Board of Directors.

(4)
Effective as of June 18, 2015, Dr. Ekman ceased to be a member of the Board of Directors.

(5)
The cash fees for Ms. Kjellson's service as a non-employee director for the first two quarters of 2015 were paid to InterWest Partners, Ms. Kjellson's former employer. All other cash fees for her service in 2015 were paid directly to Ms. Kjellson.

(6)
On June 18, 2015, the Board of Directors authorized the grant of an option to purchase 10,000 shares of our common stock to each non-employee director who was serving in such capacity on such date. These options have an exercise price per share of $3.76, the closing price of our common stock on the NASDAQ Global Market on the date of grant.

        The following table sets forth the aggregate number of shares of our common stock underlying unexercised stock options as of December 31, 2015 by each of the persons who served as a non-employee director during 2015:

Number of Shares Underlying Options Outstanding as of December 31, 2015
Eckard Weber, M.D.	57,953
Jean-Paul Castaigne, M.D.	23,392
Lars G. Ekman, M.D., Ph.D.	33,711
Steven P. James	30,000
Nina Kjellson	40,000
Michael Powell, Ph.D.	57,953
Anne M. VanLent	44,735
Wendell Wierenga, Ph.D.	40,000

Limitation of Liability and Indemnification Arrangements

        As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

        In addition, our amended and restated bylaws provide that:

  •
  we will indemnify our directors, officers and, at the discretion of our Board of Directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

  •
  we will advance expenses, including attorneys' fees, to our directors and, at the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

        We have also entered into, or intend to enter into, indemnification agreements with each of our executive officers and directors. These agreements will provide that we will indemnify each of our directors to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

        We also maintain management liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

        At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE OFFICERS

        Biographical information regarding our executive officers is set forth below. Each executive officer is elected annually by our Board of Directors and serves until his or her successor is appointed and qualified, or until such individual's earlier resignation or removal.

Name	Age	Position
Linda S. Grais, M.D.	59	Chief Executive Officer and President
Gaurav Aggarwal, M.D.	43	Chief Business Officer
Michael Byrnes	39	Chief Financial Officer and Treasurer
Stan Bukofzer, M.D.	60	Chief Medical Officer

        Linda S. Grais, M.D.—Please refer to "Proposal No. 1—Election of Directors" section of this proxy statement for Dr. Grais' biographical information.

        Gaurav Aggarwal, M.D. has served as our Chief Business Officer since April 2014. Dr. Aggarwal served as a Managing Director of Investor Growth Capital, Inc., a venture capital firm, from January 2013 through December 2013, where he focused on investments in life sciences companies. Dr. Aggarwal was previously a member of the General Partner at Panorama Capital, L.P., a venture capital fund, from August 2006 through December 2012. From March 2004 until August 2006, Dr. Aggarwal was an associate with JPMorgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Prior to joining JPMorgan Partners, LLC, Dr. Aggarwal focused on venture capital investments in biopharmaceutical and medical device companies at KBL Healthcare Ventures and Wasserstein Perella & Co. From June 2009 through May 2013, Dr. Aggarwal served on the board of directors of Hyperion Therapeutics, Inc. (NASDAQ:HPTX), a publicly-held biopharmaceutical company focused on the development of drugs for orphan and hepatic diseases. Dr. Aggarwal received his M.D. from Columbia University, College of Physicians & Surgeons, and his B.S. in Agricultural Economics from Cornell University.

        Michael Byrnes has served as our Chief Financial Officer since December 2014, as our Treasurer since September 2014 and as our Vice President, Finance since June 2014. Prior to joining the Company, Mr. Byrnes served as Corporate Controller of Maxygen, Inc. since March 2010. From June 2007 to March 2010, Mr. Byrnes worked for NeurogesX, Inc. in financial roles of increasing responsibility, most recently as Director of Finance. From December 2002 to June 2007, Mr. Byrnes served as Finance and Accounting Manager for Lipid Sciences Inc. Mr. Byrnes' experience also includes a variety of finance and accounting roles from 1996 to 2002 at ADAC Labs (a Philips Medical Systems company) and Bay View Capital Corporation. Mr. Byrnes received a B.S.C. in Finance from Santa Clara University and an M.B.A. from California State University, Hayward.

        Stan Bukofzer, M.D. has served as our Chief Medical Officer since January 5, 2016. Prior to joining us, Dr. Bukofzer served as Chief Medical Officer of Hospira, Inc., a leading provider of injectable infusion technologies, from June 2012 through September 2015. From July 2007 to June 2012, Dr. Bukofzer was Vice President of Astellas Scientific and Medical Affairs, Inc. where he had responsibility for seven therapeutic areas including oncology, immunology, urology, anti-infectives, dermatology and cardiovascular. From 1995 to 2007 Dr. Bukofzer worked for Abbott Laboratories in a variety of positions of increasing responsibility, most recently as Divisional Vice President and Head of Global Medical Affairs. Dr. Bukofzer received his medical degree from the University of Witwatersrand in South Africa and was trained in internal medicine, as well as gastroenterology and hepatology.

 PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with Section 14A of the Exchange Act, the Board of Directors is asking stockholders to approve an advisory (non-binding) resolution on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

    RESOLVED, that the stockholders of Ocera Therapeutics, Inc. approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Company's 2016 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion within the "Executive Compensation" section of the Company's proxy statement.

        We urge you to read the Compensation Discussion and Analysis included in this proxy statement, which discusses how our compensation policies and practices implement our compensation philosophy. We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers that share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.

        The vote regarding the compensation of our named executive officers described in this Proposal No. 2, referred to as a "say-on-pay vote," is advisory, and is, therefore, not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Vote Required

        The affirmative vote of a majority of the votes cast either in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the compensation of our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with Section 14A of the Exchange Act, the Board of Directors is asking stockholders to vote on an advisory (non-binding) resolution regarding the frequency of future say-on-pay votes. Stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two or three years. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently. The text of the resolution is as follows:

    RESOLVED, that the stockholders of Ocera Therapeutics, Inc. approve the submission by the Company of a non-binding, advisory say-on-pay resolution pursuant to Section 14A of the Exchange Act every:

    •
    one year;

    •
    two years; or

    •
    three years.

        At the Annual Meeting, stockholders may cast a vote on the frequency of a say-on-pay vote by choosing the option of one year, two years, three years or abstaining from voting.

        The Board of Directors believes that, of the three choices, submitting an advisory (non-binding) say-on-pay resolution to stockholders every year is the most appropriate choice. We believe that say-on-pay votes should be conducted every year so that stockholders may annually express their views on our executive compensation program and accordingly the Board of Directors recommends that this vote be held every year. It should be noted, however, that stockholders are not voting to approve or disapprove the Board of Directors' recommendation on this matter. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.

Vote Required; Effect of Vote

        The advisory (non-binding) proposal regarding how frequently advisory votes on the compensation of our named executive officers, such as Proposal No. 2, will occur requires a plurality of the votes cast for the three frequency options presented at the Annual Meeting. The frequency option that receives the most affirmative votes of all the votes cast on Proposal No. 3 is the frequency that will be deemed recommended by our stockholders. Abstentions and broker non-votes will have no effect in determining the frequency option that is recommended by our stockholders.

        The vote regarding the compensation of the named executive officers described in this Proposal No. 3, referred to as a "say-on-frequency vote," is advisory, and is, therefore, not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory votes on the compensation of our named executive officers.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" A FREQUENCY OF "EVERY YEAR" FOR THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This Compensation Discussion and Analysis describes the Company's executive compensation program as it relates to the following "named executive officers."

  •
  Linda S. Grais, M.D., our President and Chief Executive Officer;

  •
  Michael Byrnes, our Chief Financial Officer;

  •
  Gaurav Aggarwal, M.D., our Chief Business Officer; and

  •
  Rajiv Patni, M.D., our Former Chief Development Officer.

        The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Compensation Objectives and Philosophy

        The key objectives of our executive compensation program is (1) to attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead and manage our business; (2) to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and (3) to align the interests of our executive officers and our stockholders through short-term and long-term incentive compensation programs. For our executive officers, these short-term and long-term incentives are designed to accomplish these objectives by providing a significant correlation between our results of operations and their actual total compensation.

        We expect to continue to provide our executive officers with a significant portion of their compensation through cash incentive compensation contingent upon the achievement of financial, operational and individual performance metrics as well as through equity compensation. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our financial and operational performance. Equity compensation derives its value from the appreciation of shares of our common stock, which in the future is likely to fluctuate based on our financial and operational performance. Historically, all of our equity compensation for our executive officers has been in the form of options to purchase shares of our common stock, which only have intrinsic value if our stock price increases over time.

        In January 2016, the Compensation Committee enhanced our commitment to performance-based compensation in our long-term incentive compensation program for our named executive officers and, as a result, made an important enhancement through the addition of stock options that will become exercisable only if we meet specified objective performance criteria. For 2016, 25% of the total value of the equity awards granted to our named executive officers are in the form of performance-based stock options where exercisability is subject to the achievement of performance goals tied to an increase in our stock price (and time-based vesting).

        We seek to apply a consistent philosophy to compensation for all executive officers.

Setting Executive Compensation

        Our Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors regarding the bonus to be paid to our Chief Executive Officer and the equity awards of our other executive officers. Our Compensation Committee also approves all equity awards to the Chief Executive Office and bonus amounts to the other executive officers. Historically, our

Compensation Committee and Board of Directors have conducted an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.

        When setting executive compensation, our Compensation Committee and Board of Directors consider our overall company performance, including our progress towards our research and development goals. They also consider compensation paid by similarly situated biotechnology companies. In addition, our Compensation Committee continues to consider performance, the changing roles and responsibilities of our executive officers and the expected future contributions of our executive officers, and has typically taken into account advice from other independent members of our Board of Directors. Our Compensation Committee believes that understanding competitive market data is an important part of its decision-making process and while this exercise does not perfectly capture all the unique aspects of our business, typically it provides a solid foundation upon which to base executive compensation decisions.

  Consideration of 2015 Advisory Vote on Executive Compensation

        In 2015, we asked our stockholders, through an advisory vote, to approve the compensation of our named executive officers for 2014. The 2015 advisory vote received strong support from stockholders, garnering an 84.1% affirmative vote. As part of ongoing efforts to be responsive to the concerns of our investors regarding our executive compensation program and to reward outstanding financial and operational performance, the Compensation Committee will, in consultation with its compensation consultant, continue to consider changes to our executive compensation program as appropriate in response to input from stockholders and evolving factors such as the business environment and competition for talent.

        Beginning in 2016, to even more closely align the interest of our executive officers with those of our stockholders, our Compensation Committee has determined that a portion of the annual equity awards granted to our named executive officers will be in the form of options to purchase shares of our common stock which will become exercisable only if we meet predetermined stock price goals.

        Our Compensation Committee will continue to consider the outcome of future say on pay votes, regulatory changes and emerging best practices when making compensation decisions for our named executive officers.

  Role of the Compensation Committee

        Our Compensation Committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. Our Compensation Committee operates under a written charter adopted by our Board of Directors, which provides that the Compensation Committee has overall responsibility for:

  •
  periodically reviewing and assessing our processes and procedures for the consideration and determination of executive compensation;

  •
  reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans; and

  •
  determining the equity awards to the Chief Executive Officer and bonus amounts for all other executive officers.

        In reviewing and approving these matters, our Compensation Committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals. In determining its recommendations for the appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets outside the presence of all our executive officers. With respect to the compensation levels of all other executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. Our Chief Executive Officer annually reviews the performance of each of the other named executive officers with the Compensation Committee.

  Role of Compensation Consultant

        Our Compensation Committee engaged Radford, a division of Aon Hewitt (referred to herein as "Radford") as its executive compensation consultant in 2013 and 2014 with respect to the development and implementation of our executive compensation program and to provide guidance in evaluating compensation proposals for 2014 and 2015, and engaged Compensia, Inc. (referred to herein as "Compensia") in 2015 to provide guidance in evaluation compensation proposals for 2016.

        Our Compensation Committee requires that its compensation consultants be independent of Company management. During 2015, neither Radford nor Compensia provided services to our Company other than the services to our Compensation Committee described in this proxy statement. Our Compensation Committee performs an annual assessment of the compensation consultants' independence to determine whether the consultants are independent. Our Compensation Committee has determined that both Radford and Compensia are independent and that their work has not raised any conflict of interests.

  Competitive Positioning and Compensation Peer Group

        In August 2013, our Compensation Committee retained the services of Radford to review and provide comparative data on the base salary, bonus, equity compensation and target and actual total direct compensation of our executive officers as compared against 21 similar public biotechnology companies at similar stages of clinical development (the "compensation peer group"), with headcounts between 12 and 167 employees, market capitalization between $87 and $362 million, and revenue of generally between approximately zero to $41 million. In addition to these peer companies, Radford used published survey data from the Radford Global Technology Survey targeting pre-commercial bio-pharmaceutical companies and broader life science companies with a headcount of fewer than 100 employees.

        The companies in the 2013 compensation peer group were as follows:

A.P. Pharma, Inc.	Geron Corporation
Ambit Biosciences Corporation	KaloBios Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	OncoGenix Pharmaceuticals, Inc.
ArQule, Inc.	Oncothyreon Inc.
BioDelivery Sciences International, Inc.	Receptos, Inc.
Cempra, Inc.	Sunesis Pharmaceuticals, Inc.
Cytokinetics, Incorporated	Targacept, Inc.
Durata Therapeutics, Inc.	Tetraphase Pharmaceuticals, Inc.
Dynavax Technologies Corporation	Threshold Pharmaceuticals, Inc.
Enzon Pharmaceuticals, Inc.	Zalicus Inc.
Galena Biopharma, Inc.

        The compensation peer group is reviewed annually by our Compensation Committee, which may replace companies in the group from time to time due to factors such as merger and acquisition activity, changes in market position and company size relative to our own, or the emergence of new competitors.

        The competitive data provided by Radford indicated that our executive cash compensation levels were at or below the 25th percentile of our compensation peer group. In setting executive compensation levels, our Compensation Committee generally seeks to set compensation at or near the 50-75th percentile of our peer group, and in 2015 sought to set base salaries and grant cash and equity awards to align the overall cash and equity compensation of our named executive officers with current market levels after taking into account individual responsibilities, performance and experience.

Compensation Best Practices

        Our executive compensation program incorporates the following best practices:

  •
  A significant portion of our executive officers' target total direct compensation opportunity is based on performance;

  •
  No executive officer is entitled to receive any tax gross-up payments;

  •
  Any payments in connection with a change in control severance payments or benefits are "double trigger";

  •
  We do not allow repricing of stock options without stockholder approval;

  •
  Our Compensation Committee retains independent compensation consultants to advise on executive compensation; and

  •
  Our Compensation Committee regularly reviews our incentive compensation programs to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk taking.

Elements of Executive Compensation

        The primary elements of our compensation program are:

  •
  base salary;

  •
  performance-based cash incentives;

  •
  long-term equity incentives; and

  •
  severance and change in control payments and benefits.

        Base salary, performance-based cash incentives and long-term equity incentives are the most significant elements of our executive compensation program and, on an aggregate basis, they are intended to substantially satisfy our program's overall objectives. Typically the Compensation Committee has, and will seek to, set each of these elements of compensation at the same time to enable it to simultaneously consider all of the significant elements and their impact on compensation as a whole. Taking this comprehensive view of all compensation components allows us also to make compensation determinations that will reflect the principles of our compensation philosophy. We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, our Compensation Committee does not apply any rigid allocation formula in setting our executive compensation, and may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances, the individuals involved and their responsibilities, experience and performance.

  Base Salary

        We provide base salary to our named executive officers to compensate them for services rendered on a day-to-day basis. Base salary also provides guaranteed cash compensation to secure the services of our executive talent. The base salaries of our named executive officers are primarily established based on the scope of their responsibilities, experience, performance and contributions, taking into account comparable company data provided by our compensation consultants and based upon our Compensation Committee's understanding of compensation paid to similarly situated executives, adjusted as necessary to recruit or retain specific individuals. Typically, our Compensation Committee reviews the base salaries of our named executive officers annually and may also increase the base salary of a named executive officer at other times if a change in the scope of his or her responsibilities, such as a promotion, justifies such consideration.

        We believe that providing a competitive base salary relative to the companies with which we compete for executive talent is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward our executive officers for their overall performance. Accordingly, the compensation philosophy and approach of our Compensation Committee is to generally provide base salaries for each of our executive officers at or near the 50-75th percentile base salary amount of similarly situated executives in our compensation peer group.

2015 Base Salaries

        The base salaries for our named executive officers for the year ended December 31, 2015 were as follows.

Name	2015 Base Salary
Linda S. Grais, M.D.	$446,250
Michael Byrnes	$285,000
Gaurav Aggarwal, M.D.	$307,000
Rajiv Patni, M.D.(1)	$389,500

(1)
Dr. Patni's employment ended effective June 1, 2015.

  2016 Base Salaries

        In January, 2016, our Compensation Committee reviewed the base salaries of our named executive officers and found that base salaries for our named executive officers were near or below the 25th percentile of our peer group. Our Compensation Committee determined to increase the base salaries for each of our named executive officers in order to align executive salaries with the 50-75th percentile of our peer group in accordance with our compensation philosophy and in order to retain our talented executive team and to reward their strong performance. Base salaries for our named executive officers for 2016 and the percentage increase from 2015 base salaries are set forth in the table below.

Name	2016 Base Salary	Percentage Increase
Linda S. Grais, M.D.	$495,000	11%
Michael Byrnes	$325,000	14%
Gaurav Aggarwal, M.D.	$360,000	17%

  Performance-Based Cash Incentives

        Our Compensation Committee seeks to establish an appropriate mix of cash payments and equity awards to meet our short-term and long-term goals and objectives. In June 2015, our Compensation Committee approved the annual incentive program for 2015, including the opportunity for eligible participants to earn cash incentive awards based on our performance against 2015 corporate goals and, for executive officers other than our Chief Executive Officer, based upon achievement of individual performance goals.

        The following table shows the target performance-based incentive award opportunity for each named executive officer (expressed as a percentage of his or her annual base salary in 2015) and the actual cash bonus payments to our named executive officers for 2015 performance, which were paid in January 2016. The details regarding the determination of these cash bonus awards are discussed below.

2015 Annual Incentive Program

Name	2015 Target Award (% of Base Salary)	2015 Target Award Opportunity ($)	2015 Actual Bonus Payment ($)	2015 Actual Bonus Payment (% of Target Award Opportunity)
Linda S. Grais, M.D.	50%	223,125	191,888	86%
Michael Byrnes	40%	114,000	104,880	92%
Gaurav Aggarwal, M.D.	40%	122,800	112,976	92%
Rajiv Patni, M.D.(1)	40%	155,800	—	—

(1)
Dr. Patni's employment ended effective June 1, 2015 and he did not receive a performance-based annual incentive award payment for 2015.

        Under the 2015 annual incentive program, our Compensation Committee had the discretion to adjust any bonus award as it deemed appropriate.

        In making its determination regarding awards under the 2015 annual incentive program, our Compensation Committee considered our success against our 2015 corporate goals. The 2015 corporate goals approved by our Compensation Committee, the relative weightings assigned to each goal, and management's recommendation regarding our actual achievement during the year as a percentage of the target performance level and the weighted performance against these corporate goals for 2015, were as follows:

2015 Corporate Goals	Relative Weighting	Actual Achievement For 2015 (as a % of target)	Weighted Performance
STOP-HE Interim Analysis in Q1 With Non-Futile Result	20%	100%	20%
Enroll 140 patients in the STOP-HE study by the end of 2015	40%	90%	36%
Begin Human Testing With Oral Formulation in Q3 2015	15%	100%	15%
Internal Finance Quality	5%	100%	5%
External Finance Quality	10%	50%	5%
Strategic Collaborations	10%	50%	5%
Approved 2015 Corporate Performance Level	100%		86%

        Specifically, during 2015, we made significant progress on our clinical development and business goals, including:

  •
  The recommendation from an independent data monitoring committee, upon review of interim data, to continue the STOP-HE trial with a target enrollment of approximately 230 patients;

  •
  The enrollment of approximately 100 patients in our STOP-HE Phase 2b clinical trial;

  •
  Conducted and announced positive data from a pilot Phase I clinical trial of orally available OCR-002; and

  •
  Operated within budget and strengthened our financial position by securing a $20.0 million debt facility.

        For Dr. Grais, her bonus under the 2015 annual incentive program was based solely upon achievement of the corporate performance goals set forth above and, accordingly, the Compensation

Committee determined to award her a cash bonus under the 2015 annual incentive program at 86% of her target bonus opportunity. For Mr. Byrnes and Dr. Aggarwal cash bonuses under the 2015 annual incentive program were based 75% on achievement of our corporate goals and 25% on achievement of individual performance goals, which were aligned with the Company's corporate goals within their respective areas, including internal and external finance quality, securing additional capital and progress with respect to business development opportunities. Our Compensation Committee determined that Mr. Byrnes and Dr. Aggarwal had each met their individual goals at 110% achievement. Accordingly, our Compensation Committee considered determined to award cash bonuses under the 2015 annual incentive program at 92% of their target award opportunities to Mr. Byrnes and Dr. Aggarwal.

        In light of their exceptional achievement of our clinical development and business goals set forth above, the Compensation Committee determined to award additional discretionary bonuses to our named executive officers in the following amounts: Dr. Grais—$13,387; Mr. Byrnes—$5,130 and Dr. Aggarwal—$5,526.

  Equity Compensation

        Long-term incentive compensation in the form of equity awards is an integral part of our overall executive compensation program. Providing our named executive officers with the opportunity to realize value through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance and align our executive officers' interests with those of our stockholders. In addition, the vesting features of our equity awards contribute to executive retention.

        These equity awards, which have historically consisted solely of options to purchase shares of our common stock, are based on our Compensation Committee's analysis of relevant compensation information and were awarded with the intention of aligning the interests of our executive officers with creation of stockholder value, attracting and retaining key executives and maintaining overall executive compensation, including the equity component of such compensation, at a competitive level. Our Compensation Committee believes granting executives equity awards in the form of stock options aligns the incentives of our executives with the interests of our stockholders and our long-term performance by directly tying the value that may be realized from such awards to an increase in our stock price.

        Typically, in determining the size of their annual equity awards, the Compensation Committee considers peer group data prepared by our compensation consultants, in addition to each executive officer's performance and prior equity award history (considering the size and terms of prior awards and reviewing both unvested and outstanding equity held).

  2015 Equity Awards

        On June 18, 2015, our Compensation Committee approved the following stock option grants to our named executive officers, which each have an exercise price of $3.76 per share, the closing price of our common stock on the NASDAQ Global Market on the date of grant:

Named Executive Officer	Number of Shares Underlying Option
Linda S. Grais, M.D.	160,000
Michael Byrnes	75,000
Gaurav Aggarwal, M.D.	75,000

        Each of these stock options vests and becomes exercisable at a rate of 25% of the total number of shares of our common stock subject to the option on the first anniversary of June 18, 2015 and the remaining 75% of the shares subject to the option vesting in 36 equal monthly installments over the first 36 months following June 18, 2016, subject to the named executive officer's continuous service through the applicable vesting date.

  2016 Equity Awards

        As described above, for 2016 our Compensation Committee made the determination that a portion of the equity incentive awards made to our named executive officers should be subject to performance based vesting and in January 2016, the Compensation Committee approved the following performance-based stock options to our named executive officers:

Named Executive Officer	Number of Shares Underlying Option
Linda Grais, M.D.	116,200
Michael Byrnes	41,100
Gaurav Aggarwal, M.D.	49,325

        These performance-based options vest and become exercisable in 48 equal monthly installments following January 6, 2016, subject to the named executive officer's continuous service through the applicable vesting date and provided that closing price of our common stock on the NASDAQ Global Market equals or exceeds $6.00 per share for 20 consecutive trading days on or before June 30, 2017.

        In addition, in January 2016 we approved the following time-based stock option awards to our named executive officers:

Named Executive Officer	Number of Shares Underlying Option
Linda Grais, M.D.	348,600
Michael Byrnes	123,300
Gaurav Aggarwal, M.D.	147,975

        These time-based stock option vest and become exercisable in 48 equal monthly installments following January 6, 2016, subject to the named executive officer's continuous service through the applicable vesting date. Each of the stock options granted in January 2016 has an exercise price per share equal to $2.98, which was the closing price of our common stock on the NASDAQ Global Market on the date of grant.

Employee Benefits

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We also provide contribution under our 401(k) savings plan to employees generally, including our named executive officers, up to the IRS limitations for contribution.

Employment Agreements; Severance and Change in Control Arrangements

        We have entered into employment agreements with our named executive officers that provide for specified payments and benefits in connection with a termination of employment by us without Cause or a resignation by the executive officer for Good Reason (as each such term is defined in the employment agreement). Our goal in providing these severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in connection with a change in control of the Company are appropriate because they encourage our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, these employment agreements with our named executive officers contain non-solicitation and non-competition covenants and confidentiality provisions, and require the named executive officers to execute a general release of claims to receive any payments and benefits.

        For a description of the severance and change in control arrangements with our named executive officers, see "Employment Agreements" and "Potential Payments upon Termination or Change in Control" below.

Tax and Accounting Considerations

        We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives "deferred compensation" that does not meet the requirements of Section 409A.

        Section 162(m) of the Code imposes a $1 million cap on the federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year unless the compensation is "performance-based" under Section 162(m) or satisfies the requirements of another exemption. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Compensation Committee periodically reviews the potential effects of Section 162(m) and considers whether to structure the performance-based portion of our executive compensation to comply with an exemption in Section 162(m), so that the compensation remains tax deductible to us. However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption in Section 162(m) when it believes that such payments are appropriate to attract, motivate and retain executive talent and are in our best interest and that of our stockholders.

2015 Summary Compensation Table

        The following table provides information regarding the compensation paid, earned, and received during the years shown in the table for each of our named executive officers for the years ended December 31, 2015, December 31, 2014, and December 31, 2013.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)		Total ($)
Linda S. Grais, M.D.	2015	446,250		13,387		460,800	191,888		8,982	(4)	1,121,307
President and Chief	2014	425,000		—		503,250	148,750		8,580		1,085,580
Executive Officer	2013	188,771		10,031		5,831,749	84,469		9,151		6,124,171
Michael Byrnes	2015	285,000		5,130		197,285	104,880		8,166	(5)	600,461
Chief Financial Officer
Gaurav Aggarwal, M.D.	2015	307,000		5,526		197,285	112,976		8,190	(6)	630,977
Chief Business Officer	2014	203,462		10,000	(7)	1,307,397	60,000		12,059		1,592,918
Rajiv Patni, M.D.(8)	2015	187,489	(9)	—		—	—		6,252	(10)	193,741
Former Chief Development	2014	127,099		25,000	(11)	1,363,703	38,500	(12)	19,783		1,574,085
Officer

(1)
The amounts reported in this column for 2015 represent discretionary bonuses paid for exceptional Company performance.

(2)
The amounts reported in this column are the dollar amounts representing the full grant date fair value of each option to purchase shares of our common stock calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be realized by the named executive officers upon exercise. The assumptions made in valuing the options reported in this column are discussed in our audited financial statements (Note 2), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in (Note 10), Stock Options included in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

(3)
The amounts reported in this column represents bonuses paid in 2016, 2015 or 2014, respectively, based upon the achievement of corporate performance goals related to clinical and business development as well as qualitative individual performance goals for the year indicated.

(4)
The amount reported represents a Company contribution to the 401(k) plan of $7,950 and Company-paid life insurance premiums of $1,032.

(5)
The amount reported represents a Company contribution to the 401(k) plan of $7,950 and Company-paid life insurance premiums of $216.

(6)
The amount reported represents a Company contribution to the 401(k) plan of $7,950 and Company-paid life insurance premiums of $240.

(7)
The amount reported consists of base salary paid to Dr. Patni through the date of his termination of employment as well as $23,700 in accrued but unused vacation that was paid to him.

(8)
Dr. Patni's employment ended effective June 1, 2015. His annualized base salary for 2015 was $389,500.

(9)
The amount reported consists of base salary paid to Dr. Patni through the date of his termination of employment as well as $23,700 in accrued but unused vacation that was paid to him.

(10)
The amount reported represents a Company contribution to the 401(k) plan of $6,087 and Company-paid life insurance premiums of $165.

(11)
The amount reported represents a $25,000 sign-on bonus paid to Dr. Patni pursuant to the terms of his employment agreement with the Company.

(12)
The amount reported represents a pro-rated bonus for Dr. Patni's employment with the Company in 2014 which was paid in 2015.

2015 Grants of Plan-Based Awards Table

        The following table shows information regarding grants of plan-based awards during the year ended December 31, 2015 to our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Linda S. Grais, M.D.	6/18/2015	223,125	160,000	3.76	460,800
Michael Byrnes	6/18/2015	114,000	75,000	3.76	197,285
Gaurav Aggarwal, M.D.	6/18/2015	122,800	75,000	3.76	197,285
Rajiv Patni, M.D.(4)	—	155,800	—	—	—

(1)
Represents the target amount of each named executive officer's performance-based cash incentive opportunity under our 2015 annual incentive program as adopted by our Compensation Committee and described in the "Compensation Discussion and Analysis" above. The actual performance-based cash incentive payments for 2015 are provided in the "2015 Summary Compensation Table" above.

(2)
The exercise price of these options to purchase shares of our common stock is equal to the closing price of our common stock on the NASDAQ Global Market on the grant date.

(3)
Represents the grant date fair value of the named executive officer's options, calculated in accordance with FASB ASC Topic 718, using a Black-Scholes option-pricing model. For purposes of these calculations, we have disregarded the estimate of forfeitures related to service-based vesting conditions. For Dr. Grais, the amount reported includes the incremental fair value attributable to the modification of options granted in 2013 and 2014 to extend the post-termination exercise period to the earlier of five years from the date of termination of employment or the expiration date of the option.

(4)
Dr. Patni's employment ended effective June 1, 2015. He did not receive any equity awards in 2015 and was not awarded an annual performance-based cash incentive payment with respect to the year ended December 31, 2015.

Outstanding Equity Awards at December 31, 2015 Table

        The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2015. Options to purchase shares of our common stock granted prior to August 13, 2013 were granted pursuant to the Ocera

Therapeutics 2005 Stock Plan and options granted after such date were granted pursuant to the Ocera Therapeutics, Inc. 2011 Stock Option and Incentive Plan, as amended.

			Option Awards
			Number of Securities Underlying Unexercised Options (#)(1)
					Option Exercise Price ($)
	Vesting Start Date					Option Expiration Date
Name			Exercisable	Unexercisable
Linda S. Grais, M.D.	6/18/2015		—	160,000	3,76	6/18/2025
	6/11/2014	(3)	14,062	23,438	7.84	6/11/2024
	8/13/2013		286,737	204,813	7.38	8/13/2023
	6/7/2012	(2)	61,653	—	0.67	6/13/2022
	6/16/2011	(2)	11,969	—	0.67	6/16/2021
Michael Byrnes	6/18/2015		—	75,000	3.76	6/18/2025
	12/2/2014		17,500	52,500	7.50	12/2/2014
	6/20/2014		20,625	34,375	7.50	7/1/2024
Gaurav Aggarwal, M.D.	6/18/2015		—	75,000	3.76	6/18/2025
	6/11/2014		9,375	15,625	7.84	6/11/2024
	4/28/2014		72,917	102,083	8.26	4/30/2024

(1)
Except as otherwise set forth below, the shares of our common stock underlying each of the outstanding stock options vest and become exercisable at a rate of 25% of the total grant on the first anniversary of the vesting start date and the remaining 75% vesting in 36 equal monthly installments over the first 36 months following the first anniversary of the vesting start date.

(2)
These options are subject to an early exercise feature, pursuant to which all shares were exercisable upon grant, subject to a right of repurchase in favor of the Company.

(3)
Represents an option to purchase 75,000 shares of our common stock. 37,500 of the shares underlying the option would have been earned if we had enrolled at least a specified number of patients in our Phase 2b clinical trial of OCR-002 by December 31, 2014. This performance milestone was not met and, accordingly, such shares were forfeited as of December 31, 2014. Twenty-five percent of the remaining 37,500 shares underlying this stock option vested and became exercisable on June 11, 2015 and 75% of the remaining 37,500 shares vest and become exercisable in equal monthly installments over the following three years.

2015 Option Exercises and Stock Vested Table

        None of our named executive officers exercised any stock options or had other equity awards vest in the year ended December 31, 2015.

Pension Benefits

        None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

        None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Arrangements with our Named Executive Officers

        Linda S. Grais, M.D.    On April 8, 2016, we entered into an Amended and Restated Employment Agreement with Dr. Grais. Dr. Grais currently receives an annual base salary of $495,000. Pursuant to the terms of the Amended and Restated Employment Agreement, Dr. Grais is also eligible to receive an annual performance bonus, with a target amount equal to 50% of her annual base salary, the goals for which will be determined by our Board of Directors or the Compensation Committee after consultation with Dr. Grais. The Company also provides Dr. Grais with a life insurance policy in the amount of $500,000 and she is eligible to participate in the Company's 401(k) and other employee benefit plans. In the event Dr. Grais' employment is terminated by the Company without Cause or by her for Good Reason (each as defined in the Amended and Restated Employment Agreement), subject to her execution and non-revocation of a customary release of claims in favor of the Company, she will be entitled to receive (i) continuation of her base salary for 12 months at the rate in effect at termination, (ii) a pro-rated portion of her target bonus for the portion of the year Dr. Grais is actually employed by the Company, (iii) payment of her cost of health benefits and life insurance for 12 months following termination, and (iv) acceleration of the portion of the stock options and other stock-based awards held by Dr. Grais that are subject to time-based vesting that would otherwise have vested during the 12 months following the date of termination assuming no such termination had occurred. In addition, in the event Dr. Grais' employment is terminated by the Company other than for Cause or by reason of Dr. Grais' death or permanent disability or by Dr. Grais for Good Reason, in either case, in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Amended and Restated Employment Agreement), subject to her execution and non-revocation of a customary release of claims in favor of the Company, Dr. Grais will be entitled to receive (i) an amount equal to 12 months of her base salary in effect at termination, payable in a single lump sum, (ii) an amount equal to the percentage of her annual base salary she received as a bonus in the prior year multiplied by her base salary received in the year of termination, payable in a single lump sum, (iii) an amount equal to her monthly cost of health benefits multiplied by 12 and (iv) full acceleration of all stock options and other stock-based awards held by Dr. Grais that are subject to time-based vesting. The Amended and Restated Employment Agreement also includes non-solicitation covenant that extends for one year following the termination of her employment and a non-compete covenant that applies during the term of her employment.

        Michael Byrnes    On January 6, 2016, we entered into an Amended and Restated Employment Agreement with Mr. Byrnes. Mr. Byrnes currently receives an annual base salary of $325,000. Pursuant to the terms of the Amended and Restated Employment Agreement, Mr. Byrnes is also eligible to receive an annual performance bonus, with a target amount equal to 40% of his annual base salary, the goals for which are determined by our Board of Directors or our Compensation Committee after consultation with Mr. Byrnes. Mr. Byrnes is also eligible to participate in the Company's 401(k) and other employee benefit plans. In the event Mr. Byrnes' employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the Amended and Restated Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, he will be entitled to receive (i) continuation of his base salary for six months following termination at the rate in effect at termination, (ii) a pro-rated portion of his target bonus for the portion of the year Mr. Byrnes is actually employed by the Company, (iii) payment of the cost of his health benefits for six months following termination, and (iv) acceleration of the portion of the stock options and other stock-based awards held by Mr. Byrnes that are subject to time-based vesting that would otherwise have vested during the six months following the date of termination assuming no such termination had occurred. In addition, in the event Mr. Byrnes' employment is terminated by the Company other than for Cause or by reason of Mr. Byrnes' death or permanent disability or by Mr. Byrnes for Good Reason, in either case, in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Amended and Restated Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, Mr. Byrnes will be entitled to receive (i) an amount equal to six months of his base salary in effect at termination, payable in a single lump sum, (ii) an amount equal to the percentage of her annual base salary he received as a bonus in the prior year multiplied by his base salary received in the year of termination, payable in a single lump sum, (iii) an amount equal to his monthly cost of health benefits multiplied by six and (iv) full acceleration of all stock options and other stock-based awards held by Mr. Byrnes that are subject to time-based vesting. The Amended and Restated Employment Agreement also includes non-solicitation covenant that extends for one year following the termination of his employment and a non-compete covenant that applies during the term of his employment.

        Gaurav Aggarwal, M.D.    On April 8, 2016, we entered into an Amended and Restated Employment Agreement with Dr. Aggarwal. Dr. Aggarwal currently receives an annual base salary of $360,000. Pursuant to the terms of the Amended and Restated Employment Agreement, Dr. Aggarwal is eligible to receive an annual performance bonus, with a target amount equal to 40% of his annual base salary, the goals for which will be determined by the Board of Directors or the Compensation Committee in consultation with Dr. Aggarwal. Dr. Aggarwal is eligible to participate in the Company's 401(k) and other employee benefit plans. In the event Dr. Aggarwal's employment is terminated without Cause or for Good Reason (each as defined in the Amended and Restated Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, he will be entitled to receive (i) continuation of his base salary for six months following termination at the rate in effect at termination, (ii) a pro-rated portion of his target bonus for the portion of the year Dr. Aggarwal is actually employed by the Company, (iii) payment of the cost of his health benefits for six months following termination, and (iv) acceleration of the portion of the stock options and other stock-based awards held by Dr. Aggarwal that are subject to time-based vesting that would otherwise have vested during the six months following the date of termination assuming no such termination had occurred. In addition, in the event Dr. Aggarwal's employment is terminated without Cause or for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Amended and Restated Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, Dr. Aggarwal will be entitled to receive (i) an amount equal to six months of his base salary in effect at termination, payable in a single lump sum, (ii) a bonus payment equal to the percentage of his annual base salary he received as a bonus in the prior year multiplied by his base salary in effect at termination, payable in a single lump sum, (iii) an amount equal to his monthly cost of health benefits multiplied by six and (iv) full acceleration of all stock options and other stock-based awards held by Dr. Aggarwal that are subject to time-based vesting. The Amended and Restated Employment Agreement also includes non-solicitation covenant that extends for one year following the termination of his employment and a non-compete covenant that applies during the term of his employment.

Estimated Payment and Benefits Upon Termination or Change of Control

        In the section below, we have summarized the severance and change in control arrangements provided to our named executive officers, as well as the estimated payments and benefits Drs. Grais and Aggarwal and Mr. Byrnes would receive upon the following types of termination of employment:

  •
  termination of employment by us without cause or by him or her for good reason not in connection with a change in control of the Company; and

  •
  termination of employment by us without cause or by him or her for good reason in connection with a change in control of the Company.

  •
  Although Mr. Byrnes did not enter into his Amended and Restated Employment Agreement until January 2016, we have provided information regarding the potential payments and benefits that he would have received had his Amended and Restated Employment Agreement been in effect as of December 31, 2015.

  •
  Dr. Patni did not receive any severance payments and benefits in connection with the termination of his employment effective June 1, 2015 and all amounts paid to him in 2015 are reported in the "2015 Summary Compensation Table" above.

  •
  The employment agreements with our named executive officers contain a "best after-tax benefit" arrangement, which provides that, to the extent that any amounts payable to a named executive officer in connection with a change in control of the Company would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, we will either pay him or her the full amount due under the agreement or, alternatively, reduce his or her severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to him or her. None of our named executive officers is entitled to receive a tax "gross-up" or similar payment for any excise taxes that may become payable in connection with a change in control of the Company.

  •
  The terms of the post-employment compensation arrangements with our named executive officers are described above under the heading "Employment Arrangements With Our Named Executive Officers." These arrangements provide incentives for our named executive officers to comply with their post-employment covenants and grant us the ability to suspend payment if a named executive officer has breached these post-employment covenants.

  •
  The amount of compensation and benefits payable to each named executive officers in the situations described above has been estimated in the tables below. The value of the unvested stock options vesting acceleration was calculated for each of the tables below based on the assumption that the change in control of the Company and the termination of the named executive officer's employment occurred on December 31, 2015. The closing price of our common stock on the NASDAQ Global Market as of December 31, 2015, the last trading day of 2015, was $3.12 per share, which was used as the value of our common stock for purposes of the change in control transaction. The value of the unvested stock option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2015 by the difference between the closing price of our common stock as of December 31, 2015 and the exercise price for such unvested option shares.

Linda S. Grais, M.D.

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or Voluntary Resignation for Good Reason($)	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 3 Months Before, Concurrently With or Within 12 Months Following Change in Control($)
Base Salary(1)	446,250	446,250
Bonus(2)	223,125	156,188
Value of vested equity(3)	180,374	180,374
Value of accelerated equity(4)	—	—
Continued health benefits(5)	12,745	12,745
Total	862,494	795,557

(1)
Pursuant to Dr. Grais' Amended and Restated Employment Agreement, she is entitled to base salary continuation for 12 months in the event of a termination of her employment by the Company without Cause or resignation by Dr. Grais for Good Reason. She is entitled to a lump sum payment equal to 12 months of her then current base salary if her employment is terminated by the Company without Cause or she resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control.

(2)
Pursuant to Dr. Grais' Amended and Restated Employment Agreement, she is entitled to receive a pro-rated portion of her target bonus in the event of a termination of her employment by the Company without Cause or resignation by Dr. Grais for Good Reason. In the event that her employment is terminated by the Company without Cause or she resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control, she is entitled to receive an amount equal to the percentage of her annual base salary that she received as a bonus in the prior year multiplied by her base salary in the year of termination.

(3)
Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NASDAQ Global Market on December 31, 2015, which was $3.12 per share.

(4)
Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the NASDAQ Global Market on December 31, 2015, which was $3.12 per share.

(5)
Dr. Grais' Amended and Restated Employment Agreement has a "best after-tax benefit" provision that provides that, to the extent her severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company shall pay her the full amount due under the agreement or alternatively, reduce her severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to Dr. Grais. In this scenario, the full amount due provides the highest after-tax severance benefit.

Michael Byrnes

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or Voluntary Resignation for Good Reason($)	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 3 Months Before, Concurrently With or Within 12 Months Following Change in Control($)
Base Salary(1)	142,500	142,500
Bonus(2)	114,000	79,050
Value of vested equity(3)	—	—
Value of accelerated equity(4)	—	—
Continued health benefits(5)	9,031	9,031
Total	265,531	230,581

(1)
Pursuant to Mr. Byrnes' Amended and Restated Employment Agreement, he is entitled to base salary continuation for six months in the event of a termination of his employment by the Company without Cause or resignation by Mr. Byrnes for Good Reason. He is entitled to a lump sum payment equal to six months of his then current base salary if his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control.

(2)
Pursuant to Mr. Byrnes' Amended and Restated Employment Agreement, he is entitled to receive a pro-rated portion of his target bonus in the event of a termination of his employment by the Company without Cause or resignation by Mr. Byrnes for Good Reason. In the event that his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control, he is entitled to receive an amount equal to the percentage of his annual base salary that he received as a bonus in the prior year multiplied by his base salary in the year of termination.

(3)
Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NASDAQ Global Market on December 31, 2015, which was $3.12 per share.

(4)
Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the NASDAQ Global Market on December 31, 2015, which was $3.12 per share.

(5)
Mr. Byrnes' Amended and Restated Employment Agreement has a "best after-tax benefit" provision that provides that, to the extent his severance payments would constitute excess parachute payments within the meaning of Section 280G his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to Mr. Byrnes. In this scenario, the full amount due provides the highest after-tax severance benefit.

Gaurav Aggarwal, M.D.

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or Voluntary Resignation for Good Reason($)	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 3 Months Before, Concurrently With or Within 12 Months Following Change in Control($)
Base Salary(1)	153,500	153,500
Bonus(2)	122,800	90,534
Value of vested equity(3)	—	—
Value of accelerated equity(4)	—	—
Continued health benefits(5)	9,031	9,031
Total	285,831	253,065

(1)
Pursuant to Dr. Aggarwal's Amended and Restated Employment Agreement, he is entitled to base salary continuation for six months in the event of a termination of his employment by the Company without Cause or resignation by Dr. Aggarwal for Good Reason. He is entitled to a lump sum payment equal to six months of his then current base salary if his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control.

(2)
Pursuant to Dr. Aggarwal's Amended and Restated Employment Agreement, he is entitled to receive a pro-rated portion of his target bonus in the event of a termination of his employment by the Company without Cause or resignation by Dr. Aggarwal for Good Reason. In the event that his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control, he is entitled to receive an amount equal to the percentage of his annual base salary that he received as a bonus in the prior year multiplied by his base salary in the year of termination.

(3)
Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NASDAQ Global Market on December 31, 2015, which was $3.12 per share.

(4)
Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the NASDAQ Global Market on December 31, 2015, which was $3.12 per share.

(5)
Dr. Aggarwal's Amended and Restated Employment Agreement has a "best after-tax benefit" provision that provides that, to the extent his severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company shall pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to Dr. Grais. In this scenario, the full amount due provides the highest after-tax severance benefit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Other than the compensation agreements and other arrangements described under "Compensation Discussion and Analysis" in this proxy statement and the transactions described below, since January 1, 2015, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, had or will have a direct or indirect material interest.

        We have adopted a written policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance, or ratified, by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

        Each of the transactions described below was approved or ratified by a majority of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Transactions with Our Executive Officers, Directors and 5% Stockholders

  Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  Registration Rights

        In November 2013, we entered into a registration rights agreement with certain of our 5% stockholders, including affiliates of Great Point Partners and InterWest Partners. Until July 2015, Nina Kjellson, a member of the Company's Board of Directors, was a Venture Member of InterWest Management Partners IX, LLC, which serves as the general partner of InterWest Partners IX, L.P. The registration rights agreement grants the parties thereto customary registration rights.

  Lease

        On October 10, 2013, we entered into a sublease (the "Sublease") with Skyline Management, LLC, as sublandlord ("Skyline") for approximately 761 square feet of space in a building located at 525 University Avenue in Palo Alto, California (the "Premises"). The Premises are a portion of the space currently leased by Skyline pursuant to a Lease (the "Master Lease") by and between Skyline, as tenant, and NVP Associates, LLC, as landlord ("NVP"). We use the Premises as our corporate headquarters. The original term of the Sublease commenced on October 10, 2013 and in April, 2015, the term was extended through December 2016. The monthly base rent for the Premises under the Sublease is equal to the base rent per square foot payable by Skyline pursuant to the Master Lease, which equals $6.30 per square foot beginning on January 1, 2014, multiplied by the square footage of the Premises. Also in April 2015, the Company entered into an agreement with Skyline to lease an additional 1,427 square feet of office space in the Premises, from May 2015 through December 2016. The Company has the option to extend this lease and the Sublease for an additional 12 months. John Freund, founding partner of Skyline, is the spouse of Linda S. Grais, our President and Chief Executive Officer.

 PROPOSAL NO. 4

APPROVAL OF THE OCERA THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

Proposal

        The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        On April 20, 2016, subject to stockholder approval, the Board of Directors approved an amendment and restatement of the Company's Third Amended and Restated 2011 Stock Option and Incentive Plan (as amended, the "Fourth Amended Option and Incentive Plan") to, among other things, impose an overall cap on annual director compensation, increase the number of shares of common stock reserved for issuance thereunder by 1,400,000 shares to 5,002,328 shares and, for all awards made after the effective date of the Fourth Amended Option and Incentive Plan, provide for acceleration upon a "sale event" only if such awards are not assumed, substituted or continued. As of March 31, 2016, there were only approximately 269 shares of common stock available for future grants under the plan. The Fourth Amended Option and Incentive Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and other key persons and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the Fourth Amended Option and Incentive Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Summary of Material Features

        The material features of the Fourth Amended Option and Incentive Plan are:

  •
  The maximum number of shares of common stock to be issued under the Fourth Amended Option and Incentive Plan is 5,002,328, an increase of 1,400,000 shares;

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

  •
  Shares tendered or held back for taxes will not be added back to the reserved pool under the Fourth Amended Option and Incentive Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool;

  •
  Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

  •
  The value of all Awards awarded under this Plan and all other cash compensation paid by the us to any non-employee director in any calendar year may not exceed $1,000,000;

  •
  Awards made after the effective date of the Fourth Amended Option and Incentive Plan will only accelerate upon the consummation of a "sale event" if such awards are not assumed, continued or substituted;

  •
  Any material amendment to the Fourth Amended Option and Incentive Plan is subject to approval by our stockholders; and

  •
  The term of the Fourth Amended Option and Incentive Plan will now expire on June 14, 2026.

        Based solely on the closing price of our common stock as reported by NASDAQ on March 31, 2016, the maximum aggregate market value of the 1,400,000 shares of common stock proposed to be added to the Fourth Amended Option and Incentive Plan is $4,116,000. The shares we issue under the Fourth Amended Option and Incentive Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the Fourth Amended Option and Incentive Plan will be added back to the shares of common stock available for issuance under the Fourth Amended Option and Incentive Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the Fourth Amended Option and Incentive Plan to a "Covered Employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the Fourth Amended Option and Incentive Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: revenues, expense levels, cash flow, clinical, regulatory, business development and financing milestones and developments, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of common stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 500,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2 million for any performance cycle.

Rationale for Share Increase

        The Fourth Amended Option and Incentive Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees' compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

        We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

        If our request to increase the share reserve under the Fourth Amended Option and Incentive Plan by an additional 1,400,000 shares is approved by stockholders, we will have approximately 5,002,328 shares available for grant after the 2016 Annual Meeting, which is based on 3,602,328 shares available for grant under the Third Amended and Restated 2011 Stock Option and Incentive Plan on March 31, 2016 and the 1,400,000 shares subject to this proposal. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires and projected annual equity awards to existing employees. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through our 2018 annual meeting of stockholders.

Summary of the Fourth Amended Option and Incentive Plan

        The following description of certain features of the Fourth Amended Option and Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Fourth Amended Option and Incentive Plan that is attached hereto as Appendix A.

        Administration.    The Fourth Amended Option and Incentive Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Fourth Amended Option and Incentive Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Eligibility.    All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants) are eligible to participate in the Fourth Amended Option and Incentive Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the Fourth Amended Option and Incentive Plan. For example, no more than 1,000,000 shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one calendar year period. The maximum performance-based award payable to any grantee in a performance cycle is 500,000 shares of common stock or $2.0 million for cash-based awards. These limits are intended to comply with Section 162(m) of the Code. In addition, no more than 5,000,000 shares of common stock may be granted in the form of incentive stock options.

        Director Compensation Limit.    The Fourth Amended Option and Incentive Plan provides that the value of all awards awarded under the Fourth Amended Option and Incentive Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000. For purposes of this limit, the value of any equity incentive awards made to a non-employee director shall be equal to the grant date fair value as determined under applicable accounting rules.

        Stock Options.    The Fourth Amended Option and Incentive Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Fourth Amended Option and Incentive Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on NASDAQ on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Fourth Amended Option and Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

        Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant's compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

        Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Fourth Amended Option and Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

        Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

        Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the Fourth Amended Option and Incentive Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

        Change of Control Provisions.    The Fourth Amended Option and Incentive Plan provides for double-trigger vesting for awards granted after the effective date of the Fourth Amended Option and Incentive Plan that are not assumed or continued in connection with a "sale event," as defined in the Fourth Amended Option and Incentive Plan. Accordingly, the Fourth Amended Option and Incentive Plan provides that upon the effectiveness of a sale event, except as otherwise provided by the Compensation Committee in the award agreement, all awards with time-based conditions granted after the effective date of the Fourth Amended Option and Incentive Plan will automatically be deemed waived, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. For awards granted prior to the effective date of the Fourth Amended Option and Incentive Plan, upon the effectiveness of a sale event, except as otherwise provided by the Compensation Committee in the award agreement, all awards with time-based conditions will automatically be deemed waived. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee's discretion. In addition, in the case of a sale event in which the Company's stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The Fourth Amended Option and Incentive Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to Fourth Amended Option and Incentive Plan, to certain limits in the Fourth Amended Option and Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the Fourth Amended Option and Incentive Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

        Amendments and Termination.    The Board of Directors may at any time amend or discontinue the Fourth Amended Option and Incentive Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Fourth Amended Option and Incentive Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Fourth Amended Option and Incentive Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of Plan.    Our 2011 Stock Option and Incentive Plan was adopted by our Board of Directors and approved by our stockholders in March 2011 and became effective in April 2011. On April 19, 2012, our Board of Directors adopted, and on June 7, 2012 our stockholders approved, an amendment and restatement of the 2011 Stock Option and Incentive Plan. On August 13, 2013 and October 29, 2013, our Board of Directors adopted, and on December 19, 2013, our stockholders approved, a second amendment and restatement of the 2011 Stock Option and Incentive Plan. On April 23, 2015, our Board of Directors adopted, and on June 18, 2015, our stockholders approved, a third amendment and restatement of the 2011 Stock Option and Incentive Plan. The Fourth Amended Option and Incentive Plan was approved by our Board of Directors on April 20, 2016. Awards of incentive options may be granted under the Fourth Amended Option and Incentive Plan until the tenth anniversary of June 14, 2016. No other awards may be granted under the Fourth Amended Option and Incentive Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

        Because the grant of awards under the Fourth Amended Option and Incentive Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Fourth Amended Option and Incentive Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Fourth Amended Option and Incentive Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2015: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options
Name and Position	Average Exercise Price ($)	Number (#)
Linda S. Grais, M.D., Chief Executive Officer and President	3.76	160,000
Michael Byrnes, Chief Financial Officer	3.76	75,000
Gaurav Aggarwal, M.D., Chief Business Officer	3.76	75,000
Rajiv Patni, M.D. Former Chief Development Officer(1)	—	—
All current executive officers, as a group	3.76	310,000
All current directors who are not executive officers, as a group	3.76	60,000
All current employees who are not executive officers, as a group	3.70	337,500

(1)
Dr. Patni's employment with the Company ended effective June 1, 2015.

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the Fourth Amended Option and Incentive Plan. It does not describe all federal tax consequences under the Fourth Amended Option and Incentive Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the Fourth Amended Option and Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the Fourth Amended Option and Incentive Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Fourth Amended Option and Incentive Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

        The affirmative vote of a majority of the votes cast either in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Fourth Amended Option and Incentive Plan.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF THE OCERA THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

Equity Compensation Plan Information

        The following table provides information as of December 31, 2015 regarding shares of common stock that may be issued under the Company's equity compensation plans consisting of the 2011 Stock Option and Incentive Plan, the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma Inc., the 2003 Stock Option Plan, the 2001 Non-Employee Stock Option Plan and the 2001 Employee Stock Option Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders:	2,429,511	(1)	7.00	1,299,301	(2)
Equity compensation plans not approved by security holders:	N/A		N/A	N/A
Total	2,429,511		7.00	1,299,301

(1)
Represents 2,429,511 shares of common stock issuable upon the exercise of outstanding options.

(2)
As of April 15, 2016, there were 50,269 shares available for grants under the 2011 Stock Option and Incentive Plan. There are no shares available for grant under the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma Inc., the 2003 Stock Option Plan, the 2001 Non-Employee Stock Option Plan and the 2001 Employee Stock Option Plan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors (the "Compensation Committee") has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

        This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

        In this context, the Compensation Committee hereby reports as follows:

  1.
  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

  2.
  Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

Compensation Committee Steven P. James, Chair Nina Kjellson Wendell Wierenga, Ph.D.

AUDIT COMMITTEE REPORT

        The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of the Company's financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of the Company's independent registered public accounting firm, Ernst & Young LLP, including reviewing their independence; reviewing and approving the planned scope of the Company's annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young LLP; the oversight of the Company's internal audit function; reviewing with management and the Company's independent registered public accounting firm the adequacy of internal financial controls; and reviewing the Company's critical accounting policies and estimates and the application of U.S. generally accepted accounting principles. The Audit Committee held four meetings during fiscal year 2015. The Audit Committee is comprised solely of independent directors as defined by the NASDAQ listing standards and Rule 10A-3 of the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee's main responsibility is to monitor and oversee this process.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence.

        The Audit Committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP's independence in performing the audit.

        Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee Anne M. VanLent, Chair Michael Powell, Ph.D. Eckard Weber, M.D.

PROPOSAL NO. 5

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2016. This selection will be presented to stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our auditor since 2002. One or more representatives of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.

        Although stockholder ratification of the selection of Ernst & Young LLP is not required by our bylaws or otherwise, the Board of Directors believes that it is desirable to give our stockholders the opportunity to ratify this selection as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may not change, its selection of Ernst & Young LLP as our independent registered public accounting firm for 2016. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

        Information regarding the fees paid to Ernst & Young LLP for services rendered in 2015 and 2014 and our policies and procedures for the approval of such fees is set forth below.

Principal Accountant Fees and Services

        The following table presents fees for professional services provided by Ernst & Young LLP, our independent registered public accounting firm, in the fiscal years ended December 31, 2015 and 2014. All fees described below were approved by the audit committee.

	Fiscal Year Ended December 31,
	2015	2014
Audit Fees(1)	$761,261	$723,961
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	761,261	723,961

(1)
Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (for example, comfort letters and consents).

Pre-Approval Policies and Procedures

        Our Audit Committee has established a policy that requires it to pre-approve all services provided by the Company's independent registered public accounting firm and the fees for such services. The prior approval of our Audit Committee was obtained for all services provided by Ernst & Young LLP in 2015 and 2014 and the fees for such services.

        OUR BOARD OF DIRECTORS UNANUIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR ON PROPOSAL NO. 5 TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS
THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended December 31, 2015, the Company believes that all Reporting Persons complied with all applicable reporting requirements.

OTHER MATTERS AND DISCRETIONARY VOTING AUTHORITY

        The Board of Directors is not aware of any other matters that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders will have authority to vote the shares represented thereby on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders may submit proposals, which are proper subjects for inclusion in our proxy materials for consideration at our 2017 annual meeting of stockholders by following the procedures prescribed by Rule 14a-8(e) of the Exchange Act. Such proposals must be submitted in writing to Ocera Therapeutics, Inc., Attention: Secretary at 525 University Avenue, Suite 610, Palo Alto, California 94301 and received by us at this address no later than December 26, 2016.

        In addition, stockholders may propose business to be considered at our 2017 annual meeting of stockholders, but not to have the proposed business included in our proxy materials. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, your proposal or nomination must be submitted in writing to the same address not earlier than Tuesday, February 14, 2017, nor later than Thursday, March 16, 2017. If a stockholder who wishes to present a proposal fails to notify us by March 16, 2017 and such proposal is brought before the 2017 annual meeting, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2017 annual meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. You are also advised to review the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

        Proposals, notices and requests for a copy of our bylaws must be delivered to our Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement.

        In order that your shares may be represented if you do not plan to attend the Annual Meeting, please submit your proxy by filling out, signing, dating and returning your proxy card promptly. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Linda S. Grais, M.D.
 Secretary
April 22, 2016

LOCATION OF OCERA THERAPEUTICS, INC. ANNUAL STOCKHOLDERS MEETING

June 14, 2016 at 1:00 p.m. Pacific Time

Ocera Therapeutics, Inc.
525 University Avenue
Suite 1350
Palo Alto, California 94301

Directions From:

        San Francisco International Airport—Follow U.S. 101 South to exit 403 (University Ave), turn left onto University Ave.

        Oakland International Airport—Follow I-880 South and take exit 21 toward the Dumbarton Bridge for 1/2 mile and then merge onto CA-84W for 7.7 miles. Use the left two lanes to turn left onto University Ave.

        San Jose International Airport—Follow U.S. 101 North to exit 403 (University Ave), and use the second lane from the right to merge onto University Ave.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2016 Annual Meeting of Stockholders Tuesday, June 14, 2016, 1:00 p.m., Pacific Time This Proxy is Solicited On Behalf Of The Board of Directors FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votes like this PROXY BY MAIL OCERA THERAPEUTICS, INC. The Board of Directors recommends a vote FOR all Nominees: 1. To elect the following seven (7) nominees to our Board of Directors as directors, each to hold office until the Company’s 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. WITHHOLD THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The Board of Directors recommends a vote FOR proposals 2, 4 and 5 and EVERY YEAR on proposal 3. Advisory Say-On-Pay Vote 2. Approval, on an advisory basis, of the compensation of our Named Executed Officers. FOR AGAINST ABSTAIN Advisory Say-On-Frequency Vote 3. Approval, on an advisory basis, to conduct future advisory votes on the compensation of our Named Executive Officers every year. EVERY EVERY EVERY ABSTAIN YEAR 2 YEARS 3 YEARS FOR AUTHORITY NOMINEES: (01) Eckard Weber, M.D. (02) Linda S. Grais, M.D. (03) Steven P. James (04) Nina Kjellson (05) Michael Powell, Ph.D. (06) Anne M. VanLent (07) Wendell Wierenga, Ph.D. Amendment and Restatement of 2011 Stock Option and Incentive Plan FORAGAINST ABSTAIN 4. Approval of Ocera Therapeutics, Inc. Fourth Amended and Restated 2011 Stock Option and Incentive Plan. Vote on Independent Registered Public Accounting Firm 5. Ratification of Ernst & Young LLP, independent accountants, to audit the consolidated financial FORAGAINST ABSTAIN Statements of the Company December 31, 2016. for the year ending COMPANY ID: For address changes/comments, please check this box and write them on the reverse side where indicated. PROXY NUMBER: NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. ACCOUNT NUMBER: Signature Signature Date , 2016. This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. X Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 14, 2016. The notice of the 2016 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2015 Annual Report are available at: http://www.cstproxy.com/ocerainc/2016 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY OCERA THERAPEUTICS, INC. Annual Meeting of Stockholders June 14, 2016 1:00 p.m. Pacific Time To be held at Ocera Therapeutics, Inc., 525 University Avenue, Suite 1350 Palo Alto, California 94301 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Linda S. Grais, M.D. and Michael Byrnes and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Ocera Therapeutics, Inc. (the “Company”) to be held on Tuesday, June 14, 2016 or any adjournment(s), postponement(s), or other delay(s) thereof (the “Annual Meeting”), all shares of common stock of the Company to which the undersigned is entitled to vote at the Annual Meeting. The validity of this proxy is governed by Delaware law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2, 4 AND 5, AND “EVERY YEAR” FOR PROPOSAL 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2, 4 AND 5 AND “EVERY YEAR” FOR PROPOSAL 3. Address Change/ Comments (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side)